Exhibit 10.3
PURCHASE AND SALE AGREEMENT
(Commonwealth Building, Portland, Oregon)
THIS PURCHASE AND SALE AGREEMENT (“Agreement”), dated for reference purposes as of May 6, 2016, is made by and between UPI COMMONWEALTH LLC, a Delaware limited liability company (“Seller”), and KBSGI 421 SW 6TH AVENUE, LLC, a Delaware limited liability company (“Purchaser”). As used herein, “Effective Date” means the date of mutual execution of this Agreement established by the dates shown below each of the signatures of Seller and Purchaser.

1.    KEY BUSINESS TERMS
1.1    “Purchase Price” means $69,000,000, subject to the adjustments and prorations provided for under this Agreement.
1.2    “Earnest Money Deposit” means $2,000,000, which shall be deposited as provided in Section 2.3 below.
1.3    “Closing Date” means May 31, 2016, or such earlier date as may be agreed to by Purchaser and Seller in writing. The Closing Date is subject to possible extensions as provided in Sections 4.4, 7.1 and 11.2 below.
1.4    “Due Diligence Deadline” means 5:00 p.m. Pacific Time, on May 6, 2016.
1.5    “Due Diligence Items Delivery Date” means 12:00 noon Pacific Time on May 6, 2016.
1.6    “Title Objection Date” means April 27, 2016.
1.7    “Title Commitment Delivery Date” means 3 Business Days following the Effective Date.
1.8    “Tenant Estoppel Deadline” means 3 Business Days prior to the Closing Date.
1.9    “Property” means: (a) the land legally described on Exhibit A attached hereto and incorporated herein by reference (“Land”); (b) the building located on the Land commonly known as the Commonwealth Building with a street address of 421 SW Sixth Avenue, Portland, Oregon (“Building”) and any other improvements, structures and fixtures presently located on the Land (together with the Building, “Improvements”); (c) any and all tangible personal property (if any) located on the Land or within the Improvements and owned by Seller, including without limitation the personal property expressly identified on Exhibit B attached hereto (“Tangible Personal Property”); (d) to the extent owned or controlled by Seller, all rights, privileges, interests, licenses, claims, easements, benefits, covenants, conditions and servitudes of any type or nature which are appurtenant to or otherwise benefiting the Property, whether existing or after acquired, including all minerals, oil, gas and other hydrocarbon substances on the Land or Improvements, as well as all development rights, air rights, water, water rights and water stock relating to the Property, and any other easements, rights of way or appurtenances owned by Seller and used in connection with the beneficial operation, use and enjoyment of the Land or Improvements, all rights of Seller, if any, in and to streets, sidewalks, alleys, gores, strips, driveways, parking areas and areas adjacent thereto or used in connection therewith, and all rights of Seller, if any, in any property lying in the bed of any street adjacent to the Land (“Appurtenances”); (e) to the extent assignable, all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements issued, approved or granted by any governmental entity or public utility in connection with the Land or Improvements, together with all renewals and modifications thereof (“Licenses and Permits”); (f) all of Seller’s interest in any as-built plans, drawings and specifications for the Improvements and all architectural, structural, mechanical, electrical and landscaping plans and specifications, surveys, engineering studies and reports relating to the Property, if any, owned by Seller and in Seller’s possession or control (“Plans”); (g) to the extent owned by Seller and to the extent assignable, any warranties or guarantees received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the Improvements and all of Seller’s interest in and to any URLs, web addresses, websites, trademarks and trade names, including without limitation “Commonwealth Building” used solely in connection with the Land or Improvements, if any (“Intangible Personal Property” and, together with the Tangible Personal Property, the Licenses and Permits, and the Plans, the “Personal Property”); (h) all unexpired leases, subleases, occupancy agreements and parking leases for the use, possession, or occupancy of any portion of the Property as of the Closing Date, together with any guaranties thereof, all of which are described on Exhibit J attached hereto, and the leases and lease amendments, if any, hereinafter entered into and approved by Purchaser under Section 7.2 (each, a “Lease”); and (i) all Assumed Contracts (as defined in Section 8.2 below).
1.10    “Escrow Agent” means Ticor Title Company, NTS Commercial Division, 111 SW Columbia Street, Suite 1000, Portland, OR 97201, Attn: Alli Swallow (phone: 503.242.1210; email: alli.swallow@ticortitle.com).

1.11    “Title Company” means Chicago Title Insurance Company, 888 South Figueroa Street, Suite 2100, Los Angeles, California 90017, Attn: Amy Musselman (phone: 213.330.3041; email: amusselman@cltic.com), with Ticor Title Company as agent, NTS Commercial Division, 111 SW Columbia Street, Suite 1000, Portland, OR 97201, Attn: Mark Davison (phone: 503.242.1210; email: mike.davison@ticortitle.com).

1.12    “Seller’s Broker” means Holliday Fenoglio Fowler, L.P.
1.13    Responsibility for Broker Commissions. Seller shall pay any commissions or fees due or payable to Seller’s Broker pursuant to a separate agreement with Seller’s Broker.
2.    PURCHASE AND SALE
2.1    Agreement to Purchase and Sell. Subject to the terms and conditions stated herein, Seller agrees to sell, transfer and assign to Purchaser, and Purchaser agrees to purchase, assume and accept all of Seller’s right, title and interest in and to the Property.
2.2    AS-IS, WHERE-IS. THE TRANSACTION CONTEMPLATED BY THIS AGREEMENT HAS BEEN NEGOTIATED BETWEEN SELLER AND PURCHASER. THIS AGREEMENT REFLECTS THE MUTUAL AGREEMENT OF SELLER AND PURCHASER AND PURCHASER IS RESPONSIBLE FOR CONDUCTING ITS OWN INDEPENDENT EXAMINATION OF THE PROPERTY. OTHER THAN SELLER’S REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE DOCUMENTS TO BE DELIVERED BY SELLER AT CLOSING (“CLOSING DOCUMENTS”), PURCHASER HAS NOT RELIED UPON AND WILL NOT RELY UPON, EITHER DIRECTLY OR INDIRECTLY, ANY REPRESENTATION OR WARRANTY OF SELLER OR ANY OF SELLER’S AGENTS OR REPRESENTATIVES. OTHER THAN SELLER’S REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, SELLER SPECIFICALLY DISCLAIMS, AND NEITHER IT NOR ANY OTHER PERSON IS MAKING ANY REPRESENTATION, WARRANTY OR ASSURANCE WHATSOEVER TO PURCHASER AND, OTHER THAN SELLER’S REPRESENTATIONS OR WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, NO WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EITHER EXPRESS OR IMPLIED, ARE MADE BY SELLER OR RELIED UPON BY PURCHASER WITH RESPECT TO THE PROPERTY INCLUDING STATUS OF TITLE TO OR THE MAINTENANCE, REPAIR, CONDITION, DESIGN OR MARKETABILITY OF THE PROPERTY, OR ANY PORTION THEREOF, IT BEING THE EXPRESS INTENTION OF SELLER AND PURCHASER THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, UPON

PURCHASER’S ELECTION TO PROCEED WITH THE TRANSACTION AS PROVIDED FOR IN THIS AGREEMENT, THE PROPERTY WILL BE CONVEYED AND TRANSFERRED TO PURCHASER IN ITS PRESENT CONDITION AND STATE OF REPAIR, “AS IS” AND “WHERE IS”, WITH ALL FAULTS. FURTHER, EXCEPT TO THE EXTENT THAT SUCH CONDITION CONSTITUTES OR RESULTS FROM SELLER’S FRAUD OR A BREACH OF ANY OF SELLER’S REPRESENTATIONS, WARRANTIES OR COVENANTS HEREIN OR IN A CLOSING DOCUMENT, PURCHASER, FOR PURCHASER AND PURCHASER’S SUCCESSORS AND ASSIGNS, HEREBY RELEASES SELLER FROM, AND WAIVES AND RENOUNCES, ANY AND ALL CLAIMS AND LIABILITIES AGAINST SELLER FOR, RELATED TO, OR IN CONNECTION WITH, ANY ENVIRONMENTAL OR PHYSICAL CONDITION AT THE PROPERTY (OR THE PRESENCE OF ANY MATTER OR SUBSTANCE RELATING TO THE ENVIRONMENTAL CONDITION OF THE PROPERTY), INCLUDING, BUT NOT LIMITED TO, CLAIMS AND/OR LIABILITIES RELATING TO (IN ANY MANNER WHATSOEVER): (a) ANY HAZARDOUS, TOXIC OR DANGEROUS MATERIALS OR SUBSTANCES LOCATED IN, AT, ABOUT OR UNDER THE PROPERTY, OR FOR ANY AND ALL CLAIMS OR CAUSES OF ACTION (ACTUAL OR THREATENED) BASED UPON, IN CONNECTION WITH, OR ARISING OUT OF OR UNDER ENVIRONMENTAL LAWS; (b) THE STABILITY OR SUITABILITY OF THE SOIL ON THE PROPERTY; (c) THE PRESENCE OR ABSENCE OF MOLD IN, ON, UNDER OR ABOUT THE PROPERTY; (d) BUILDING, ZONING, SENSITIVE AREA, AND ALL SIMILAR STATE AND LOCAL LAWS OR OTHER LAW, RULE, ORDINANCE OR REGULATION RESTRICTING THE USE, RENOVATION, REPAIR, IMPROVEMENT, OR OCCUPANCY OF THE PROPERTY FOR ANY PURPOSE; (e) WATER INTRUSION, WATER DAMAGE OR ANY OTHER DEFECTIVE CONDITION OF THE PROPERTY; AND (f) THE FINANCIAL CONDITION OR BUSINESS PROSPECTS OF THE PROPERTY. PURCHASER ACKNOWLEDGES THAT PURCHASER SHALL CONDUCT PRIOR TO CLOSING, SUCH INVESTIGATIONS OF THE PROPERTY, INCLUDING BUT NOT LIMITED TO, THE PHYSICAL AND ENVIRONMENTAL CONDITIONS THEREOF, AS PURCHASER DEEMS NECESSARY TO SATISFY ITSELF AS TO THE CONDITION OF THE PROPERTY AND THE EXISTENCE OR NONEXISTENCE OF, OR CURATIVE ACTION TO BE TAKEN WITH RESPECT TO, ANY HAZARDOUS OR TOXIC SUBSTANCES ON OR DISCHARGED FROM THE REAL PROPERTY OR THE IMPROVEMENTS LOCATED THEREON, AND SHALL RELY SOLELY UPON SAME AND NOT UPON ANY INFORMATION PROVIDED BY, OR ON BEHALF OF, SELLER, ITS AGENTS AND EMPLOYEES WITH RESPECT THERETO, OTHER THAN SUCH REPRESENTATIONS AND WARRANTIES OF SELLER AS ARE EXPRESSLY SET FORTH IN THIS AGREEMENT OR ANY CLOSING DOCUMENT. UPON CLOSING, PURCHASER SHALL ACQUIRE THE PROPERTY SUBJECT TO THE RISK THAT ADVERSE MATTERS, INCLUDING BUT NOT LIMITED TO, CONSTRUCTION DEFECTS AND ADVERSE PHYSICAL AND ENVIRONMENTAL CONDITIONS, MAY NOT HAVE BEEN REVEALED BY PURCHASER’S INVESTIGATIONS, AND PURCHASER, UPON CLOSING, SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, CAUSES OF ACTION (INCLUDING CAUSES OF ACTION IN TORT), LOSSES, DAMAGES, LIABILITIES, COSTS AND EXPENSES (INCLUDING ATTORNEYS’ FEES AND COURT COSTS) OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH PURCHASER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, AT ANY TIME BY REASON OF OR ARISING OUT OF ANY LATENT OR PATENT CONSTRUCTION DEFECTS OR PHYSICAL CONDITIONS, VIOLATIONS OF ANY APPLICABLE LAWS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LAWS) AND ANY AND ALL OTHER ACTS, OMISSIONS, EVENTS, CIRCUMSTANCES OR MATTERS (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL MATTERS) REGARDING THE PROPERTY, EXCEPT FOR CLAIMS ARISING OUT OF OR IN CONNECTION WITH A BREACH OF ANY COVENANT, REPRESENTATION OR WARRANTY OF SELLER SET FORTH IN THIS AGREEMENT OR IN THE CLOSING DOCUMENTS, OR SELLER’S FRAUD. PURCHASER ACKNOWLEDGES AND AGREES THAT THE WAIVERS, RELEASES AND OTHER PROVISIONS CONTAINED IN THIS SECTION 2.2 WERE A MATERIAL FACTOR IN SELLER’S ACCEPTANCE OF THE PURCHASE PRICE AND THAT SELLER IS UNWILLING TO SELL THE PROPERTY TO PURCHASER UNLESS SELLER IS RELEASED AS EXPRESSLY SET FORTH ABOVE. PURCHASER, WITH PURCHASER’S COUNSEL, HAS FULLY REVIEWED THE DISCLAIMERS AND WAIVERS SET FORTH IN THIS AGREEMENT, AND UNDERSTANDS THE SIGNIFICANCE AND EFFECT THEREOF. THE TERMS AND CONDITIONS OF THIS SECTION 2.2 WILL EXPRESSLY SURVIVE THE CLOSING, WILL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENTS, AND WILL BE INCORPORATED INTO THE DEED.

2.3    Earnest Money Deposit. Within 1 Business Day after Purchaser’s delivery of the Asset Approval Notice, Purchaser shall deposit with Escrow Agent via wire transfer $2,000,000 (the “Earnest Money Deposit”) in immediately available funds. All sums constituting the Earnest Money Deposit shall be non-refundable if Purchaser delivers the Asset Approval Notice pursuant to Section 3.2, except as otherwise expressly provided in this Agreement. The Earnest Money Deposit shall be held in an interest-bearing account provided that both parties execute any authorizations required by Escrow Agent to invest the funds. All interest earned on the Earnest Money Deposit while in escrow shall become part of the Earnest Money Deposit and paid to the party entitled to the Earnest Money Deposit. Notwithstanding anything stated to the contrary in this Agreement, the only circumstances under which Seller shall be entitled to receive the Earnest Money Deposit is if the Closing occurs or Purchaser fails to purchase the Property when it is obligated to do so under this Agreement.
2.4    Independent Consideration. Seller and Purchaser agree that $100 of the Earnest Money Deposit (“Independent Contract Consideration”) shall be non-refundable and shall be paid to Seller immediately upon request by Seller. The Independent Contract Consideration has been bargained for and agreed to as additional consideration for Seller’s execution and delivery of this Agreement. At Closing, the Independent Contract Consideration shall be applied to the Purchase Price. If this Agreement is terminated for any reason, notwithstanding anything to the contrary in this Agreement, Seller shall be entitled to retain the Independent Contract Consideration.
2.5    Payment of Purchase Price. At Closing, the Purchase Price shall be paid as follows:
2.5.1    The Earnest Money Deposit shall be credited against the Purchase Price and shall be released by Escrow Agent to Seller upon Closing.
2.5.2    Provided that all conditions precedent set forth in Section 10.1 herein have been satisfied or waived by Purchaser in writing on or before the Closing Date, Purchaser shall deposit with Escrow Agent the balance of the Purchase Price in immediately available funds at Closing with instructions to release the funds in accordance with Section 11.3, subject to prorations and adjustments as set forth in this Agreement.
3.    DUE DILIGENCE
3.1    Due Diligence Period. For the period commencing on the Effective Date and terminating on the Due Diligence Deadline (“Due Diligence Period”), subject to the limitations set forth in Section 3.4 below and elsewhere in this Agreement, Purchaser and its employees, agents, contractors, consultants and representatives (“Purchaser’s Due Diligence Team”) may conduct its due diligence investigation and feasibility review of the Property (“Due Diligence”). All Due Diligence shall be at Purchaser’s sole cost, expense and risk. Purchaser shall continue to have the right to conduct its due diligence investigation and feasibility review of the Property after the expiration of the Due Diligence Period, subject to the limitations in Section 3.4 below and elsewhere in this Agreement.
3.2    Satisfaction or Disapproval of Due Diligence Contingency. If Purchaser decides to proceed with the acquisition of the Property in accordance with the terms of this Agreement, Purchaser must give Seller written notice of its waiver or satisfaction of its Due Diligence contingency (“Asset Approval Notice”) on or before the Due Diligence Deadline, and in such case this Agreement shall remain in full force and effect and the Earnest Money Deposit shall be non-refundable, except as otherwise expressly provided in this Agreement. If Purchaser decides not to proceed with the acquisition of the Property, Purchaser may give Seller written notice of its disapproval of its Due Diligence contingency (“Asset Disapproval Notice”) on or before the Due Diligence Deadline. If Purchaser fails to deliver the Asset Approval Notice by the Due Diligence Deadline or if Purchaser delivers the Asset Disapproval Notice on or before the Due Diligence Deadline, then this Agreement shall terminate and Escrow Agent shall refund the Earnest Money Deposit to Purchaser. Upon such termination, the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement.
3.3    Due Diligence Materials. By the Due Diligence Items Delivery Date, Seller shall deliver to Purchaser or post in an online database maintained by Seller or Seller’s Broker to which Purchaser and Purchaser’s Due Diligence Team have been given unlimited access prior to the Effective Date (“Data Room”), true, correct and complete copies of all of the items listed on Exhibit C attached hereto (collectively, “Delivered Due Diligence Items”). In addition, except for Seller’s Excluded Materials, as defined below, Seller shall make available any other written information concerning the Property, to the extent in Seller’s possession or control, for review at the Property or Seller’s office upon at least 1 Business Day’s prior written notice from Purchaser to Seller (the Delivered Due Diligence Items and any other additional information being provided or made available by Seller pursuant to this sentence constituting “Due Diligence Materials”). As used herein, “Seller’s possession or control” means that information or materials are located in files maintained by Seller or its property manager at the property management office serving the Property, or at Seller’s main office.

As used herein, “Seller’s Excluded Materials” means the following categories of information:

(a) any due diligence reports, materials or analyses generated in connection with any prior acquisition or financing of the Property in 2013 (e.g., physical condition assessments, title review memoranda, and market studies);
(b) appraisals or other valuation analyses;
(c) any drafts or versions of reports other than the final version;
(d) any internal reports, analyses or communications; and
(e) attorney-client communications.

Notwithstanding the foregoing definition of Seller’s Excluded Materials, Seller shall deliver to Purchaser as part of the Due Diligence Materials any third-party reports relating to the curtain wall/facade of the Building or asbestos in the Building that were commissioned or generated in connection with Seller’s acquisition of the Property in 2013 and any associated or subsequent financing of the Property or during Seller’s period of ownership (“Seller Asbestos/Curtain Facade Materials”), and Seller’s Excluded Materials shall not include (i) the Seller Asbestos/Curtain Facade Materials, (ii) any materials already previously delivered or made available to Purchaser that would otherwise qualify as Seller’s Excluded Materials, or (iii) any materials that Seller elects to deliver to or make available to Purchaser in the future that would otherwise qualify as Seller’s Excluded Materials.

Any information provided or to be provided by Seller with respect to the Property is solely for Purchaser’s convenience and Seller has not made any independent investigation or verification of such information and makes no representations as to the accuracy or completeness of such information, except to the extent expressly provided in this Agreement.

Purchaser has informed Seller that Purchaser is required by law to complete with respect to certain matters relating to the Property an audit commonly known as a “3-14” Audit (“Purchaser’s 3-14 Audit”). In connection with the performance of Purchaser’s 3-14 Audit, Seller shall during the Due Diligence Period deliver to Purchaser, concurrently with the delivery of the Delivered Due Diligence Items, (i) the documents which are described on Exhibit C attached hereto, to the extent in existence and in Seller’s possession (collectively, “Purchaser’s 3-14 Audit Documents”), and (ii) provide to Purchaser in written form, answers to such questions relating to the Property which are set forth in Exhibit C, to the extent such information is in existence and in Seller’s possession. Additionally, Seller covenants to cooperate with Purchaser and to make available to Purchaser (at no cost or expense to Seller) all information in existence and in Seller’s possession needed to evaluate and answer questions for the completion of Purchaser’s 3-14 Audit. Notwithstanding anything to the contrary herein, Seller shall have no liability in connection with its cooperation with or participation in Purchaser’s 3-14 Audit, and shall not be required to incur any costs or expenses in connection therewith.

3.4    Site Visits and Inspections.
3.4.1    Prerequisites to Physical Access. During the pendency of this Agreement, Purchaser and Purchaser’s Due Diligence Team may request reasonable access to the Property during normal business hours to conduct tours, inspections, examinations, studies, surveys, measurement or tests (collectively, “Inspections”). Such requests must be made by email to Owner’s property manager representative, Ty Barker at tyb@unicoprop.com at least 1 Business Day in advance of when access is requested. Seller’s approval of such requests shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, Purchaser may only conduct invasive Inspections of the Property with Seller’s prior written consent, which consent may be withheld in Seller’s sole discretion. Purchaser and Purchaser’s Due Diligence Team shall abide by all reasonable directives of Seller in conducting its Inspections, and Seller shall be entitled to have a representative accompany Purchaser and/or Purchaser’s Due Diligence Team during any Inspections.
3.4.2    No Disruption of Tenants or Building Operations. Purchaser acknowledges that access to the premises of any tenant under a Lease (“Tenant”) will be governed by the terms of the applicable Lease and Section 3.5 below. Purchaser and Purchaser’s Due Diligence Team shall conduct the Inspections in a manner which is not disruptive to Tenants and does not interfere with the normal operation of the Property.
3.4.3    Indemnification. Purchaser shall indemnify, protect, defend and hold Seller and Seller’s property manager harmless from and against any obligation, liability, claim (including any claim for damage to property or injury to or death of any persons), lien or encumbrance, loss, damage (excluding special, punitive, or consequential damages), cost or expense, including reasonable attorneys’ fees, whether or not legal proceedings are instituted, in any way arising from the Inspections or any other activities by Purchaser or Purchaser’s Due Diligence Team on or about the Property, except to the extent arising out of (a) the mere discovery of any pre-existing condition at the Property, or (b) the negligence or misconduct of Seller, Seller’s property manager or their agents. This obligation shall survive termination of this Agreement.
3.4.4    Insurance. Prior to entering the Property and while conducting any Inspections, Purchaser shall, at no cost or expense to Seller, procure and maintain commercial general liability (occurrence) insurance in an amount no less than $1,000,000 on commercially reasonable terms adequate to insure against all liability arising out of any entry by Purchaser and Purchaser’s Due Diligence Team onto or Inspections of the Property that lists Seller and its property manager as additional insureds.
3.4.5    Additional Requirements. Purchaser shall promptly pay when due all costs of all Inspections done by Purchaser and Purchaser’s Due Diligence Team with regard to the Property and shall not permit any liens to attach to the Property by reason of the exercise of its rights under this Section 3. If the transaction contemplated hereby fails to close, Purchaser shall restore the Property and Improvements to substantially the same condition in which the same were found before any such entry upon the Property and any Inspections were undertaken. These obligations shall survive termination of this Agreement.
3.4.6    Effect on Prior Early Access Agreement. To the extent Seller and Purchaser and/or their Affiliates previously executed an early access agreement or similar agreement with respect to the Property (“Prior Early Access Agreement”), the Prior Early Access Agreement is hereby deemed superseded and replaced by this Agreement, and the Inspections and all other activities undertaken by Purchaser, Purchaser’s Affiliates or their employees, agents, contractors, consultants and representatives under such Prior Early Access Agreement shall be deemed governed by this Section 3.4.

3.5    Tenant and Other Interviews/Other Tenant Communications. If requested by Purchaser, Seller shall use good faith, diligent efforts to schedule an interview between Purchaser and (a) those Tenants designated by Purchaser, and (b) Seller’s personnel, agents and managers. Except as expressly authorized by this Agreement, Purchaser shall not engage in any written or oral communications with any Tenants without first notifying Seller. As to any communications with Tenant authorized by this Agreement, Purchaser shall provide Seller or Seller’s property manager with the reasonable opportunity to be present at any oral communications.
3.6    Purchaser Delivery of Studies and Reports upon Termination. If this Agreement terminates for any reason other than a Seller default, at Seller’s written request, Purchaser shall deliver to Seller copies of all third-party studies, reports, plats of surveys, title insurance commitments and other documents and other materials obtained by Purchaser in its Due Diligence investigation and Inspections of the Property (excluding any privileged communications or internal reports, analyses or communications), which shall be delivered without representation or warranty by Purchaser, express or implied, as to the assignability, content, completeness or accuracy of such materials of any kind whatsoever, and subject to any confidentiality restrictions set forth therein.
4.    TITLE AND SURVEY
4.1    Title Commitment. Purchaser has requested Title Company to make available to Purchaser in electronic format by no later than the Title Commitment Delivery Date: (a) a preliminary title report with respect to the Property issued by the Title Company (“Title Commitment”), and (b) the best available copies of all recorded documents referred to on Schedule B of the Title Commitment as exceptions to coverage (“Title Documents”).
4.2    Survey. Seller has delivered or made available to Purchaser copies of the most recent existing surveys (if any) of the Property (“Existing Surveys”) in Seller’s possession and control. Purchaser may obtain, at Purchaser’s sole option, election and expense, an updated or new as-built survey of the Property (“Updated Survey”) prepared by the surveyor who provided the Existing Surveys or another surveyor selected by Purchaser. If Purchaser determines that Title Company or it will require an Updated Survey, Purchaser shall make the appropriate arrangements to ensure delivery of such Updated Survey to Title Company prior to Closing. Seller, if requested, will cooperate with Purchaser's efforts to obtain an Updated Survey for the benefit of Purchaser and Title Company. Failure to make arrangements for an Updated Survey shall not be a default by Purchaser under this Agreement or failure of any condition relating to issuance of the Title Policy (as defined in Section 4.5) with extended coverage, but in such event Purchaser agrees to accept at Closing a Title Policy that provides extended coverage with a survey exception.
4.3    Title Review. Purchaser shall have the right to object in writing on or before the Title Objection Date to any title or survey matters that affects the Property which are disclosed in the Title Commitment, Existing Surveys, or if obtained, the Updated Survey (herein collectively called “Exceptions”). Unless Purchaser timely objects to the Exceptions in writing or except as further provided below in this Section 4.3, all such Exceptions shall be deemed to be approved by Purchaser (“Permitted Exceptions”). Any Exceptions which are timely objected to by Purchaser in writing shall be referred to herein as the “Title Objections”. Seller shall notify Purchaser in writing within 3 Business Days after receipt of Purchaser’s notice of Title Objections (“Seller Title Response Period”) whether Seller elects to remove (by causing to be released from the Property) the same and if Seller makes such election, Seller shall be contractually obligated under this Agreement to remove (by causing to be released from the Property) such Title Objections on or before Closing. If Seller does not elect to cure all of the Title Objections by written notice delivered to Purchaser prior to expiration of the Seller Title Response Period (and Seller’s failure to give any written notice to Purchaser prior to the expiration of the Seller Title Response Period shall be deemed Seller’s election not to cure any of the Title Objections), then (a) Purchaser may terminate this Agreement by written notice delivered to Seller no later than 1 Business Day after expiration of the Seller

Title Response Period, in which case the Earnest Money Deposit shall be promptly returned to Purchaser and the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, and (b) if Purchaser does not terminate this Agreement in accordance with the immediately preceding clause, those Title Objections that Seller did not elect to cure shall constitute Permitted Exceptions. Notwithstanding the foregoing, the following shall not be considered Permitted Exceptions and Seller shall be obligated at Closing to cause, at its sole cost and expense, the release of (x) any monetary Exceptions created by or through Seller which are secured by the Property, (y) any exceptions relating to the power, authority or good standing of Seller, and (z) any general exceptions that would be removed through Seller’s execution and delivery of the Owner’s Title Affidavit (as defined in Section 4.5 below).
4.4    New Title Exceptions. Subject to the provisions of Section 10.1.7 below, if the Title Commitment is amended at any time to indicate any new or modified Exceptions, the notice and response procedure set forth in Section 4.3 shall be repeated, with the Title Objection Date for such new or modified Exceptions being 5 Business Days after the Title Company’s first disclosure of such new or modified Exceptions to Purchaser (with Purchaser having the right to object to any new or modified recorded Exceptions in its sole discretion and any new or modified unrecorded Exceptions in Purchaser’s sole, but good faith, discretion). To the extent necessary, the Closing Date shall be extended to accommodate the time periods established in this Section 4.4.

4.5    Title Policy. At Closing, Purchaser shall be entitled to, as a condition to its obligation to Close, receive an ALTA Form 2006 Owner’s Policy of Title Insurance with extended coverage dated as of the Closing Date in the amount of the Purchase Price, insuring that fee simple title to the Property is vested in Purchaser, subject only to the Permitted Exceptions and containing no exception for mechanic’s liens (“Title Policy”), provided that Purchaser acknowledges that obtaining such extended coverage is conditional upon the Title Company’s receipt of a satisfactory Updated Survey, the cost of which is Purchaser’s responsibility as provided in Section 4.2 above. Seller shall execute and deliver to the Title Company on or before Closing such affidavits and other documents as the Title Company customarily or reasonably requires to issue such extended coverage (“Owner’s Title Affidavit”).
4.6    Status of Title Review. Without limiting Purchaser’s right to review and object to any new title Exceptions under Section 4.4 above, the parties acknowledge and agree that (i) Purchaser delivered its notice of Title Objections under Section 4.3 above on April 25, 2016, (ii) Seller provided its response to Purchaser’s Title Objections under Section 4.3 on April 28, 2016, and (iii) upon mutual execution of this Agreement, Purchaser has elected not to terminate this Agreement under Section 4.3 as a result of the April 28, 2016 Seller’s response to the April 25, 2016 Title Objections.
5.    SELLER’S REPRESENTATIONS AND WARRANTIES
5.1    Seller’s Representations and Warranties. Seller represents and warrants to Purchaser, as of the Effective Date and as of Closing, that the following matters are true, in all material respects, except as may otherwise be disclosed in the Title Commitment, the rent rolls and environmental reports provided to Purchaser as part of the Due Diligence Materials, or in Exhibit N attached hereto.
5.1.1    Status. Seller is a limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.
5.1.2    Authority. The execution and delivery of this Agreement and the performance of Seller’s obligations hereunder have been or will be duly authorized by all necessary action on the part of Seller and this Agreement constitutes the legal, valid and binding obligation of Seller, subject to equitable principles and principles governing creditors’ rights generally.

5.1.3    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Seller or the performance by Seller of the transactions contemplated hereby.
5.1.4    Non-Contravention. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or the various state, local and federal governmental agencies having jurisdiction over Seller, the Property or any portion thereof (“Governmental Entity”) or conflict with, result in a breach of, or constitute a default under the organizational documents of Seller, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Seller is a party or by which it is bound.
5.1.5    Prohibited Persons and Transactions. Neither Seller nor any of its Affiliates, nor any of its respective partners, members, shareholders or other equity owners, and none of its respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
5.1.6    Bankruptcy. Seller has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (c) made an assignment for the benefit of creditors.
5.1.7    Pending Actions. Seller is not a party to any action, litigation, suit, arbitration, unsatisfied order or judgment, governmental investigation or pending proceeding, and, to the knowledge of Seller, no such matter is threatened against the Property or Seller.
5.1.8    No Violations. Seller has not received any (a) written notification in the past 12 months from any insurance company or any governmental or public authority or agency that the Property is in violation of any applicable fire, health, building, use, occupancy or zoning laws; or (b) written notification from any insurance company or any governmental or public authority or agency that any work is required to be done upon or in connection with the Property, where such work remains outstanding.
5.1.9    Condemnation. No condemnation proceedings relating to the Property or its access to or from public streets or utilities are pending against Seller or, to Seller’s knowledge, have been threatened against Seller in writing.
5.1.10    Environmental Matters. Seller has received no written notice from any Governmental Entity or neighboring property owner as to: (a) the existence of any Hazardous Materials on the Property in violation of any Environmental Law; or (b) the violation of any Environmental Laws with respect to the Property. As used herein, “Environmental Laws” means all federal, state and local laws, rules, statutes, directives, binding written interpretations, binding written policies, ordinances and regulations relating to the environment issued by any Governmental Entity and in effect as of the date of this Agreement with respect to or which otherwise pertain to or affect the Property or any improvements constructed thereon, or any portion thereof, the use, ownership, occupancy or operation of the Property or any improvements constructed thereon, or any portion thereof, and as the same have been amended, modified or supplemented from time to time prior to the date of this Agreement, including without limitation the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. § 9601 et seq.). As use herein, “Hazardous Materials” means any pollutants, contaminants, hazardous or toxic substances, materials or wastes (including petroleum, petroleum by-products, radon, asbestos and asbestos containing materials, polychlorinated biphenyls (“PCBs”), PCB-containing equipment, radioactive elements, infectious agents, and urea formaldehyde), as such terms are used in any Environmental Laws (excluding solvents, cleaning fluids and other lawful substances used in the ordinary operation and maintenance of the Property).
5.1.11    Seller Not a Foreign Person. Seller is not a foreign person under Section 1445 of the Internal Revenue Code of 1986, as amended (“Code”).
5.1.12    No Rights of Parties in Possession. As of the Closing Date, there shall be no tenants with a right to possession of any portion of the Property, except for the tenants under the Leases described on Exhibit J attached hereto or approved by Purchaser under Section 7.2.
5.1.13    Leases. There are no leases of space in the Property, licenses, or other agreements to occupy or use all or any portion of the Property, which will be in force after the Closing other than the Leases described on Exhibit J attached hereto or approved by Purchaser under Section 7.2. Each of the Leases is unmodified except as set forth in the lease documents listed on Exhibit J attached hereto. All of the Leases are in full force and effect. To Seller’s knowledge, there are no uncured landlord defaults or breaches or uncured tenant defaults or breaches under the Leases.
5.1.14    Lease Brokerage. Except as disclosed in Exhibit M attached hereto (“Commission Agreements”), Seller is not a party to any lease brokerage agreements, leasing commission agreements or other agreements providing for payments of any amounts for leasing activities or procuring tenants with respect to the Property or any portion or portions thereof, and all leasing commissions and brokerage fees under the Commission Agreements with respect to the Property as of the date hereof have been or shall be paid in full by Closing.
5.1.15    Contracts. The Contracts listed on Exhibit D attached hereto are all of the service or maintenance contracts affecting the Property, and there are no service or maintenance contracts or other agreements with respect to the Property which will be binding on Purchaser after the Closing other than the Leases, the Permitted Exceptions, and the Assumed Contracts. To Seller’s knowledge, there are no uncured defaults or breaches under the Contracts.
5.1.16    Curtain Wall. Seller has provided or made available to Purchaser in accordance with Section 3.3 all third-party reports in Seller’s possession or control that relate to the curtain wall/façade of the Building that were commissioned or generated in connection with Seller’s acquisition of the Property in 2013 and any associated or subsequent financing of the Property or during Seller’s period of ownership.
5.2    Seller’s Knowledge. For purposes of this Agreement and any document delivered at Closing, whenever the phrase “to Seller’s knowledge” or the “knowledge of Seller” or words of similar import are used, such phrase shall mean and be limited to the current actual knowledge of Scott Brucker (who Seller represents is the officer, employee or agent of Seller with the most knowledge with respect to, and with primary responsibility for, the matters that are the subject of the representations and warranties contained in this Agreement), without duty of inquiry or imputation of knowledge. Each named individual is acting for and on behalf of Seller and is in no manner expressly or impliedly making any representations or warranties in an individual capacity.

5.3    Reaffirmation of Representations and Warranties; Effect of Material Changed Conditions. Unless Seller gives written notice to Purchaser, or Purchaser otherwise obtains actual knowledge, of any change in the condition of the Property subsequent to the Effective Date or of any other changed condition that would make any of the representations or warranties in Section 5.1 materially inaccurate, incomplete or misleading and which is not expressly allowed under the terms and provisions of this Agreement (“Material Changed Condition”), the foregoing representations and warranties shall be deemed to be reaffirmed at Closing and to be accurate as of the Closing Date. In the event of a Material Changed Condition, then Purchaser as its sole remedy may elect to terminate this Agreement and receive a full return of the Earnest Money Deposit by giving Seller written notice of such termination (a) by the Closing Date in the event Purchaser obtains actual knowledge of a Material Changed Condition and Seller has not provided a written notice to Purchaser of such Material Changed Condition in accordance with the following subsection, or (b) within 5 Business Days after Purchaser receives written notice from Seller of a Material Changed Condition (with the Closing Date extended to accommodate such 5 Business Day period); provided, however, Seller’s written notice to Purchaser must state that “Purchaser’s failure to terminate the Agreement within 5 Business Days shall be deemed Purchaser’s knowledge and acceptance of the Material Changed Condition.” If Purchaser does not elect to terminate this Agreement by the time periods set forth in the immediately preceding sentence, Purchaser shall proceed with the Closing of the transaction contemplated hereby with knowledge and acceptance of the Material Changed Condition, and Seller shall have no liability as a result thereof.
5.4    Claims. Any cause of action with respect to a breach of the covenants, representations and warranties set forth in this Agreement shall survive for a period of 9 months (the “Survival Period”) from the Closing Date, at which time such covenants, representations and warranties (and any cause of action resulting from a breach thereof not then in litigation, including indemnification claims) shall terminate. Notwithstanding anything to the contrary in this Agreement, (a) Purchaser shall not make a claim against Seller for damages for breach or default of any covenant, representation or warranty, unless the amount of such claim is reasonably anticipated to exceed $50,000, and (b) under no circumstances shall Seller be liable to Purchaser on account of any breach of any covenant, representation or warranty in the aggregate in excess of the amount equal to 2% of the Purchase Price (“Cap”); provided, however, such Cap shall not apply to Seller’s obligations under the proration provisions, Seller’s broker indemnity obligations, Seller’s obligations with respect to Existing Leasing Costs or Seller’s fraud. Seller covenants and agrees to cause Unico Partner I REIT LLC at Closing to execute and deliver to Purchaser a limited guaranty substantially in the form attached hereto as Exhibit P (“Seller Parent Guaranty”) agreeing to maintain a net worth (as determined in accordance with generally accepted accounting principles) of no less than Five Million Dollars ($5,000,000) and covering Seller’s liability for any breaches of the covenants, representations and warranties of Seller set forth herein that is capped at two percent (2%) of the Purchase Price and that will terminate upon the later to occur of: (i) the expiration of the Survival Period, or (ii) the final, non-appealable adjudication of any action brought by Purchaser against Seller for a breach of any such representation or warranty, which action was first brought prior to the expiration of the Survival Period.
6.    PURCHASER’S REPRESENTATIONS AND WARRANTIES. Purchaser represents and warrants to Seller, as of the Effective Date and as of Closing, the following:
6.1    Status. Purchaser is a Delaware limited liability company duly organized and validly existing and in good standing under the laws of the State of Delaware.
6.2    Authority. The execution and delivery of this Agreement and the performance of Purchaser’s obligations hereunder have been duly authorized by all necessary action on the part of Purchaser, and this Agreement constitutes the legal, valid and binding obligation of Purchaser, subject to equitable principles and principles governing creditors’ rights generally.

6.3    Consents. No consent, waiver, approval or authorization is required from any person or entity (that has not already been obtained) in connection with the execution and delivery of this Agreement by Purchaser or the performance by Purchaser of the transactions contemplated hereby.
6.4    Non-Contravention. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby will not violate any judgment, order, injunction, decree, regulation or ruling of any court or Governmental Entity or conflict with, result in a breach of, or constitute a default under the organizational documents of Purchaser, any note or other evidence of indebtedness, any mortgage, deed of trust or indenture, or any lease or other material agreement or instrument to which Purchaser is a party or by which it is bound.
6.5    Prohibited Persons and Transactions. Neither Purchaser nor any of its Affiliates, nor any of their respective partners, members, shareholders or other equity owners, and none of their respective employees, officers, directors, representatives or agents is, nor will they become, a person or entity with whom United States persons or entities are restricted from doing business under regulations of OFAC (including those named on OFAC’s Specially Designated and Blocked Persons List) or under any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and will not engage in any dealings or transactions or be otherwise associated with such persons or entities.
6.6    Bankruptcy. Purchaser has not (a) commenced a voluntary case, or had entered against it a petition, for relief under any federal bankruptcy act or any similar petition, order or decree under any federal or state law or statute relative to bankruptcy, insolvency or other relief for debtors, (b) caused, suffered or consented to the appointment of a receiver, trustee, administrator, conservator, liquidator or similar official in any federal, state or foreign judicial or non-judicial proceeding, to hold, administer and/or liquidate all or substantially all of its property, or (c) made an assignment for the benefit of creditors.
7.    LEASES
7.1    Tenant Estoppels. Seller shall make commercially reasonable efforts to obtain executed Approved Estoppels (as such term is defined below) and to deliver executed Approved Estoppels to Purchaser. Seller covenants and agrees to deliver drafts of estoppel certificates for each Tenant in the form attached hereto as Exhibit K (or such other form that complies with the terms of the Tenant’s Lease) (each, a “Tenant Estoppel”) to Purchaser in electronic format within 3 Business Days after the Effective Date. Purchaser shall be deemed to have approved the draft Tenant Estoppels unless it objects to specific errors or omissions within 3 Business Days after receipt thereof and provides such objections to Seller by email. Seller shall deliver the approved Tenant Estoppel drafts to the applicable Tenants no less than 7 Business Days following the Effective Date. Estoppel certificates prepared by Seller and approved (or deemed approved) by Purchaser as provided above are hereinafter referred to, collectively, as “Approved Estoppels”. Each Tenant shall be asked to execute and deliver the Approved Estoppels within the time period permitted under its Lease, or if no time period is specified therein, within 10 days. Within 2 Business Days after receipt of an executed Tenant Estoppel, Seller shall forward a copy of such Tenant Estoppel to Purchaser.
It shall be a condition to Purchaser’s obligations under this Agreement that Seller delivers to Purchaser, on or before the Tenant Estoppel Deadline (as defined in Section 1.8), executed Approved Estoppels from a sufficient number of Tenants under Leases covering at least 80% of the then currently leased square footage of the Improvements (and specifically including the following “Major Tenants”: City of Portland, NEEA, Galois, Quantum Spatial and Xplane) (“Minimum Tenant Estoppel Requirement”) with no changes other than de minimus changes and not disclosing the existence of any default under the Leases referenced to therein. Purchaser shall notify Seller of any disapproved matters contained in an Approved Estoppel within 5 Business Days after receipt of the signed Approved Estoppel from the applicable tenant, and such Approved Estoppel shall be deemed a “Nonconforming Approved Estoppel”. Those executed Approved Estoppels to which Purchaser does not timely object shall be deemed a “Conforming Approved Estoppel”. Seller shall use good faith, diligent efforts to cause the disapproved matters disclosed in the Nonconforming Approved Estoppel to be corrected or deleted prior to the Tenant Estoppel Deadline. If Seller is unable to cure such matter prior to the Tenant Estoppel Deadline, then Seller shall notify Purchaser, and Purchaser, as its sole remedy therefor, may elect, prior to the Closing Date, to either: (i) terminate this Agreement, in which event the Earnest Money Deposit shall be returned to Purchaser and the parties shall have no further rights or obligations under this Agreement (except under those provisions that expressly survive a termination of this Agreement), or (ii) close the transaction regardless of the disapproved matter(s) disclosed in the Nonconforming Approved Estoppel(s) (in which case they shall be treated as Conforming Tenant Estoppel(s)) without a reduction in the Purchase Price. Provided Seller has complied with the requirements above, Seller shall not be in default if any Tenant does not execute and deliver a Tenant Estoppel.
If Seller has not obtained an executed Tenant Estoppel from each of the Major Tenants by the Tenant Estoppel Deadline, the Minimum Tenant Estoppel Requirement has not been met by the Tenant Estoppel Deadline, or Seller has not cured the disapproved matters in any Nonconforming Approved Estoppels by the Tenant Estoppel Deadline, either party by written notice delivered to the other party no later than 2 Business Days after the Tenant Estoppel Deadline may extend the Tenant Estoppel Deadline and the Closing Date one time for up to 10 days in the aggregate.
Seller agrees that upon the request of Purchaser, Seller shall deliver to Tenants of the Property the form of subordination, non-disturbance and attornment agreement required by Purchaser’s lender (“SNDAs”) and shall request that such Tenants execute and return the SNDAs prior to Closing; provided, however, that it shall not be a condition to Closing that Seller deliver to Purchaser the executed SNDAs and Seller’s failure to deliver the executed SNDAs to Purchaser shall not constitute a default by Seller under this Agreement.
7.2    Administration of Leases. Seller shall immediately deliver to Purchaser a copy of any correspondence received from any Tenant regarding any claims of default or requests for action by Seller or Seller’s property manager or other non-routine communication with respect to its Lease or premises, or from any tenant prospect or its broker with respect to any vacant space in the Property. Seller shall not enter into any new leases or amendments to any current Lease nor waive performance of any Tenant’s obligations under its Lease without Purchaser’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed during the Due Diligence Period, but after the expiration of the Due Diligence Period, in Purchaser’s sole discretion. Purchaser shall notify Seller in writing of its disapproval with an explanation of its objections thereto set forth in reasonable detail within 5 Business Days of Purchaser’s receipt of a copy of the proposed lease or Lease modification, or Purchaser shall be deemed to have approved the same during the Due Diligence Period, but after the expiration of the Due Diligence Period such proposed lease or Lease modification shall be deemed disapproved.
7.3    Treatment of Leasing Costs and Free Rent.
7.3.1    Definition of Leasing Costs. “Leasing Costs” shall mean any out-of-pocket payments required under a Lease to be paid by the landlord thereunder to or for the benefit of the tenant thereunder which is in the nature of a tenant inducement, including specifically, but without limitation, tenant improvement costs, lease buyout payments and moving, design, and refurbishment costs.
7.3.2     Existing Leasing Costs. Seller represents and warrants that all tenant improvement costs, leasing commissions and other Leasing Costs still outstanding under those Leases in effect as of the Effective Date (“Existing Leasing Costs”) are set forth in Exhibit L attached hereto. No later than 5 Business Days prior to the Closing Date, Seller shall deliver to Purchaser a statement, with supporting documentation reasonably acceptable to Purchaser, of the Existing Leasing Costs actually paid by Seller or otherwise outstanding between the Effective Date and the date of delivery of such statement. At Closing, Purchaser shall receive a credit against the Purchase Price in the total amount of the Existing Leasing Costs, as shown on Exhibit L, less those amounts paid by Seller for Existing Leasing Costs through the date of delivery of such statement, and Purchaser shall assume responsibility for paying the remaining Existing Leasing Costs up to the amount of the credit that Purchaser received at Closing. Seller shall remain responsible for satisfying any Existing Leasing Costs which were not credited to Purchaser at Closing.
7.3.3    New Leasing Costs. Notwithstanding anything to the contrary contained herein, Purchaser shall be responsible for the payment of all Leasing Costs payable for (a) any new leases or renewal, expansion or extension of the Leases entered into after the Due Diligence Deadline that have been approved (or deemed approved) by Purchaser in accordance with Section 7.2 above to the extent such Leasing Costs were disclosed to Purchaser in writing at the time of such approval (or deemed approval) (collectively, “New Leasing Costs”).
7.3.4    Free Rent. Purchaser shall be entitled to receive a credit against the Purchase Price at Closing for the amount of any scheduled rental abatements or “free rent” periods attributable to periods from and after the Closing Date contained in those Leases or renewals, expansions or extensions or other amendments of the Leases entered into or taking effect before the Due Diligence Deadline. For purposes of calculating Free Rent as a Leasing Cost, the parties shall use the amount of the first month of full base rent that Tenant is required to pay under the Lease after expiration of the free rent period and then apply that monthly rent amount to that portion of the free rent period allocable to Seller or Purchaser’s ownership of the Property as the case may be.
7.4    Security Deposits and Prepaid Rents. Purchaser shall receive at Closing a credit for all cash security deposits provided for under the Leases. If any security deposit is in the form of a letter of credit, Seller shall deliver to Purchaser at Closing, the original letter of credit together with any executed documents required by the issuer of such letter of credit in order to transfer the beneficial interest under such letter of credit to Purchaser. Purchaser shall receive a credit at Closing equal to all transfer fees required to be paid in connection with the transfer of any letters-of-credit to Purchaser as provided in this Section 7.4. If a security deposit in the form of a letter of credit is not transferable by its terms, Seller shall deliver to Purchaser at Closing the original letter of credit and shall provide reasonable cooperation to Purchaser and the applicable tenant (including after Closing, but without the need for expenditure of funds) to facilitate the reissuance of a new letter of credit to replace the letter of credit previously held by Seller. Any sums designated as prepaid rent under the Leases shall be credited against the Purchase Price. Following Closing, Purchaser shall be solely responsible for refunding any security deposits and crediting any prepaid rents to the Tenants under the Leases to the extent Purchaser received a credit at Closing for the same.
7.5    Delinquent Rents. Purchaser shall not be required to purchase Seller’s accounts receivables and/or delinquent rents (including, without limitation, any additional rent payments or other amounts payable by Tenants under the Leases). No proration shall be made at the Closing for these items. Purchaser shall have no duty to collect delinquent rents for Seller after Closing but shall be required to bill Tenants for delinquent rents in the ordinary course of business for 6 months after Closing. To the extent Purchaser or Seller receives rents (or other tenant charges) on or after the Closing Date, such payments shall be applied (a) first towards the rent (or other tenant charge) owed to Purchaser for its period of ownership; (b) second toward the rent (or other tenant charge) for the actual month in which Closing occurred; and (c) third towards the rent (or other tenant charge) owed to Seller for its period of ownership. Purchaser shall deliver Seller’s share to Seller promptly upon receipt by Purchaser and Seller shall deliver Purchaser’s share to Purchaser promptly upon receipt by Seller, as applicable. Any post-closing reconciliation payment shall be allocated in accordance with the charges (and in the case of tenant reimbursements, the underlying expenses) in Seller’s and Purchaser’s respective periods of ownership. Subject to Purchaser’s right to receive a portion of any funds actually collected, Seller reserves the right to pursue any remedy for damages against any tenant owing delinquent rents and any other amounts to Seller (but shall not be entitled to interfere with a Tenant’s tenancies, terminate any Lease or any Tenant’s right to possession) following the expiration of the 6 month period immediately following the Closing. Purchaser shall not be required to litigate or declare a default under any Tenant Lease to facilitate Seller’s collection of delinquent rents.
7.6    Updated Rent Roll. No sooner than 10 Business Days prior to Closing and no later than 5 Business Days prior to Closing, Seller shall deliver to Purchaser updated rent roll(s) for the Property substantially in the same form as the rent roll(s) provided as part of the Due Diligence Materials.
8.    CONTRACTS
8.1    Definition of Contracts. As used herein, “Contracts” means all currently effective management, leasing, brokerage, maintenance, construction and service contracts and agreements relating to the Property, including all amendments thereto, relating to the ownership, operation and maintenance of the Property, all of which are identified in Exhibit D attached hereto.
8.2    Disposition of Contracts. Seller shall terminate on or before Closing (a) the existing Property Management Agreement with Unico Properties LLC and any other property management or leasing agreements affecting the Property (collectively, the “Existing PMA”), and (b) any Contracts that Purchaser indicates by written notice delivered to Seller on or before the Due Diligence Deadline that Purchaser does not want to assume (collectively “Disapproved Contracts”). All Contracts (including that certain Assignment and Transfer of Preservation Parking Rights and Subscription Agreement, dated as of October 6th, 2015, by and between Seller and BPM Associates (1995), LLC), other than the Existing PMA and the Disapproved Contracts (collectively “Assumed Contracts”) will be assigned by Seller and assumed by Purchaser at Closing pursuant to the Assignment of Contracts attached hereto as Exhibit G.
8.3    Service Contracts. Seller shall not enter into any additional service contracts or other similar agreements or amend any of the Assumed Contracts without the prior consent of Purchaser, which consent shall not be unreasonably withheld, conditioned, or delayed prior to the Due Diligence Deadline, but which may be withheld in Purchaser’s sole discretion after the Due Diligence Deadline; provided, however, Seller may enter into such service contracts and other similar agreements (a) that Seller reasonably determines are necessary for the continuing operation, maintenance, and repair of the Property, (b) which are cancelable on not more than 30 days’ notice at no cost to Purchaser and which are cancelled by Seller prior to the Closing Date, and (c) as to which all amounts owing thereunder have been or shall be paid by Seller.
9.    MISCELLANEOUS PRE-CLOSING AND POST-CLOSING OBLIGATIONS
9.1    Maintenance and Operation of Property. Seller shall maintain and operate the Property in the same manner as prior to the Effective Date pursuant to its normal course of business, subject to reasonable wear and tear and damage or destruction by casualty or other events beyond the control of Seller. Seller shall maintain in full force and effect its existing insurance coverage with premiums paid through the Closing Date. None of the Personal Property shall be removed from the Property. Between the Effective Date and the Closing Date, Seller shall notify or shall cause its property manager to notify Purchaser of any written notice received by Seller or its property manager of any of the following matters promptly after Seller or its property manager has knowledge of such matter: notices of default or disputes from any Tenant, notices of disputes involving any Contract, condemnation, environmental, zoning or other land-use regulation proceedings specifically relating to the Property, notice of any violations of any laws specifically relating to the Property, any litigation or notice of any claim relating to the Property, and any notices received by Seller or its property manager after the Effective Date that would render the representations and warranties made by Seller in this Agreement untrue.

9.2    No Material Changes. Seller shall not make any material alterations to the Property without Purchaser’s prior written approval, which approval shall not be unreasonably withheld, conditioned, or delayed prior to the Due Diligence Deadline and which may with withheld in Purchaser’s sole discretion after the Due Diligence Deadline.
9.3    Seller’s Cooperation with Purchaser’s Financing. At no cost or expense to Seller, Seller shall reasonably cooperate with Purchaser’s efforts to obtain financing for its acquisition of the Property. Such cooperation shall include requesting financial information, estoppel certificates and/or SNDAs from the Tenants, enforcing such requirements for estoppel certificates and SNDAs to the extent the same may be required under the Leases (but without any need to file claims or incur substantial costs), and allowing the lender’s consultants to inspect the Property subject to the terms of Section 3.4 above. It is understood and agreed, however, that Purchaser’s ability to obtain financing for the acquisition of the Property is not a condition to Purchaser’s obligation to close on the purchase of the Property hereunder.
9.4    No Further Encumbrance. From and after the Effective Date, except for Leases and amendments thereto entered into in accordance with this Agreement, Seller shall not alienate, lien, encumber or otherwise transfer all or any interest in the Property (other than to Purchaser at Closing).

9.5    No Marketing. From and after the Effective Date, except for Leases and amendments thereto entered into in accordance with this Agreement, Seller shall not market, solicit, negotiate, or enter into any agreement with any party other than Purchaser for the sale or transfer of any interest in the Property.
10.    CLOSING CONDITIONS
10.1    Purchaser’s Conditions to Close. Purchaser’s obligation to purchase the Property is conditioned upon the satisfaction or waiver of the conditions described below within the time period specified therein, or if no time period is specified, by the Closing Date. If any of the conditions described below are not satisfied (or waived in writing by Purchaser) prior to the Closing, then Purchaser shall be entitled to: (a) terminate this Agreement and receive the Earnest Money Deposit, and the parties shall have no further rights or obligations hereunder except for those obligations which expressly survive the termination of this Agreement, and/or (b) if the condition is not satisfied as a result of a default or breach by Seller, pursue Purchaser’s rights and remedies under Section 13.1 below.
10.1.1    Seller shall have performed in all material respects all of its covenants in this Agreement.
10.1.2    Except for any Material Changed Conditions accepted by Purchaser under Section 5.3 above, (a) there shall be no material breach of any representations and warranties made by Seller in Article 5 above, and (b) such representations and warranties shall have remained true and correct in all material respects.
10.1.3    The Title Company shall be irrevocably committed and ready, willing and able to issue the Title Policy.
10.1.4    The Minimum Tenant Estoppel Requirement under Section 7.1 has been met and Purchaser has received executed Approved Estoppels satisfying the requirements set forth in Section 7.1 hereof.

10.1.5 An estoppel certificate substantially in the form attached hereto as Exhibit R has been executed and delivered by BPM Associates (1995), LLC, an Oregon limited liability company (“Parking Estoppel Certificate”). Seller agrees to use reasonable, diligent and good faith efforts to obtain the Parking Estoppel Certificate as soon as possible.

10.1.6    Seller’s delivery to escrow of the documents and items specified in Section 11.4 below.
10.1.7    No Material Adverse Change has occurred. As used herein, “Material Adverse Change” means (a) the occurrence during the period commencing immediately after delivery of the Asset Approval Notice and ending on the Closing Date of any of the following: (i) the Title Commitment being amended or updated to indicate new or modified title exceptions that Seller is unwilling or unable to remove on or before Closing and to which Purchaser has provided timely written objection under Section 4.4 above (“Objectionable New Title Exception”), or (ii) Seller’s delivery to Purchaser or Seller’s deposit into the electronic drop-box of any new Due Diligence Materials not previously provided or made available to Purchaser (“Newly Provided Due Diligence Materials”), or (iii) adverse changes in the operating condition of any building systems or equipment serving the Property (“Adverse Operating System Change”), and (b) the Objectionable New Title Exception, the Newly-Provided Due Diligence Materials or the Adverse Operating System Change, in each instance without duplication, has the net impact of reducing the fair market value of the Property by $50,000 or more, or would cost $50,000 or more to cure or correct.
10.2    Seller’s Conditions to Close. Seller’s obligation to sell the Property is conditioned upon the satisfaction or waiver of the conditions described below within the time period specified therein, or if no time period is specified, by the Closing Date. If any of the conditions described below are not satisfied (or waived in writing by Seller) prior to the Closing, then Seller shall be entitled to terminate this Agreement upon written notice to Purchaser.
10.2.1    Purchaser shall have performed in all material respects all of its covenants in this Agreement.
10.2.2 There shall be no material breach of any representations and warranties made by Purchaser in Article 6, above, and such representations, warranties or covenants shall have remained true and correct in all material respects.
10.2.3    Purchaser’s delivery to escrow of the funds, documents and items specified in Section 11.5 below.

11.    CLOSING AND ESCROW INSTRUCTIONS
11.1    Closing. Closing shall take place through escrow at Escrow Agent’s office on the Closing Date (as may be extended).
11.2    Closing Date Extensions. Purchaser shall have the right to extend the Closing Date one time for up to 30 days, by delivering notice of such extension to Seller on or before the Closing Date and within 2 Business Days after delivering such notice, depositing with Escrow Agent, $1,000,000 in cash, which amount the Escrow Agent will deposit and hold in the same interest bearing account as the Earnest Money Deposit and shall, upon being deposited, constitute part of the Earnest Money Deposit.
11.3    Closing Mechanics. Provided that all funds and documents required under Sections 11.4 and 11.5 below have been deposited into escrow with instructions to handle them in accordance with this Agreement, then no later than 2:00 pm Pacific Time on the Closing Date (“Deposit Deadline”), (a) Escrow Agent shall (i) have been given irrevocable instructions by Seller to cause the Deed to be recorded, (ii) has been given irrevocable instructions by Purchaser to pay to Seller by Federal Reserve wire transfer of immediately available funds to an account designated by Seller, the Purchase Price (subject to adjustments described in Sections 11.7 and 11.8), less any costs or other amounts to be paid by Seller at Closing pursuant to the terms of this Agreement, and (iii) pay all appropriate payees the other costs and amounts to be paid at Closing pursuant to the terms of this Agreement, and (b) Seller will direct the Escrow Agent to pay to the appropriate payees out of the proceeds of Closing payable to Seller, all of those costs and amounts to be paid by Seller at Closing pursuant to the terms of this Agreement.
11.4    Seller’s Closing Documents and Other Items. At least 1 Business Day before Closing, Seller shall deposit into escrow the following items:
11.4.1    One Special Warranty Deed for the Property duly executed and acknowledged by Seller, in the form attached hereto as Exhibit E (“Deed”).
11.4.2    Two counterparts of the Assignment and Assumption of Leases executed by Seller in the form attached hereto as Exhibit F (“Lease Assignment”).
11.4.3    Two counterparts of the Assignment and Assumption of Contracts and Intangibles executed by Seller in the form attached hereto as Exhibit G (“Contract Assignment”).
11.4.4    Two counterparts of the Bill of Sale for the Personal Property executed by Seller in the form attached hereto as Exhibit H (“Bill of Sale”).
11.4.5    An affidavit executed by the Seller (or by Seller’s sole member if Seller is a disregarded entity under Income Tax Regulations) in the form of Exhibit I attached hereto, pursuant to Section 1445(b)(2) of the Code, and on which Purchaser is entitled to rely, that Seller is not a “foreign person” within the meaning of Section 1445(f)(3) of the Code (“Seller FIRPTA”).
11.4.6    The Owner’s Title Affidavit, and such other documents as may be reasonably or customarily required by the Title Company to issue the Title Policy and close this transaction.
11.4.7    Notices to all lessees under the Leases for the Property, signed by Seller, in the form attached hereto as Exhibit O (“Tenant Notices”).
11.4.8    The original executed Parking Estoppel Certificate, if obtained by Seller. 11.4.9    A certificate executed by Seller certifying that all representations and warranties of Seller set forth in this Agreement continue to be true, correct and complete substantially in the form attached hereto as Exhibit Q (“Seller’s Certificate”).
11.4.10 Upon Closing, Seller shall deliver to Purchaser outside of escrow (by leaving the same at the Property), all keys to the Property specifically identified to reflect their respective unit locks, and originals, to the extent in Seller’s possession, and otherwise copies, of all Leases, tenant estoppel certificates, Assumed Contracts and other Due Diligence Materials.
11.5    Purchaser’s Closing Documents and Other Items. At least 1 Business Day before Closing (unless a different day is specified below), Purchaser shall deposit into escrow the following items:
11.5.1    The balance of the Purchase Price and such additional funds as are necessary to close this transaction, which may be deposited on the Closing Date.
11.5.2    Two counterparts of the Lease Assignment executed by Purchaser.
11.5.3    Two counterparts of the Contract Assignment executed by Purchaser.
11.5.4    Two counterparts of the Bill of Sale executed by Purchaser.
11.5.5    One original of the Seller Parent Guaranty executed by Unico Partner I REIT LLC.

11.5.6    Such other documents as may be reasonably or customarily required by the Title Company to issue the Title Policy and close this transaction.
11.6    Expenses and Costs.
11.6.1    Leasing Costs, Security Deposits and Prepaid Rents. Leasing Costs shall be allocated as provided in Section 7.3, and security deposits and prepaid rents shall be credited as set forth in Section 7.4.
11.6.2    Seller Closing Costs. Seller shall pay: (a) 50% of the Escrow Agent’s escrow fee; (b) the premium for the standard coverage portion of the premium for the Title Policy; (c) the cost of recording the Deed; (d) those commissions, if any, payable by Seller pursuant to Section 1.13; (e) all transfer, sales, use, excise, and other taxes, assessments and charges applicable to, or arising from, the transfer of any or all the Property (including, without limitation, documentary transfer taxes) if any; and (f) any additional costs and charges customarily charged to sellers in accordance with common escrow practices in the state and county in which the Property is located.
11.6.3    Purchaser Closing Costs. Purchaser shall pay: (a) 50% of the Escrow Agent’s escrow fee; (b) the premium for the extended coverage portion of the premium for the Title Policy and the costs of any endorsements Purchaser may require; and (c) any additional costs and charges customarily charged to purchasers in accordance with common escrow practices in the state and county in which the Property is located. In addition to the foregoing, Purchaser shall be solely responsible for any costs incurred in connection with Purchaser’s Due Diligence investigations of the Property, including Inspections and Surveys.
11.6.4    Other Expenses and Legal Costs. Except as provided above, each party hereto shall pay its own expenses incurred in connection with this Agreement and the transactions contemplated hereby, including in the case of Purchaser, all third-party engineering and environmental review costs incurred by or on behalf of Purchaser, its inspection costs and Due Diligence costs. Each party shall pay for the costs of their respective counsel in connection with Closing and this transaction.
11.7    Prorations.
11.7.1    Proration Items. Subject to the provisions of Sections 7.3, 7.4, 7.5, 11.7.2 and 11.7.3, Seller and Purchaser agree to adjust (based on the periods to which they relate and are applicable, and regardless of when payable), as of 11:59 pm Pacific Time on the day immediately preceding the Closing Date, all revenue and expenses relating to the Property (“Proration Items”), including the following: (a) real estate taxes and assessments; (b) expenses already incurred by Seller that relate to services to be provided to the Property after the Closing Date and all fees and charges under the Assumed Contracts; and (c) all rentals and other income derived from the Property (including operating costs and other tenant reimbursements). Seller will be charged and credited (based on the periods to which they relate and are applicable, and regardless of when payable) for the amounts of all of the Proration Items relating to the period up to and including 11:59 pm Pacific Time on the day immediately preceding the Closing Date, and Purchaser will be charged and credited (based on the periods to which they relate and are applicable, and regardless of when payable) for all of the Proration Items relating to the period on and after the Closing Date.
11.7.2    Additional Rent Reconciliation. To the extent that any additional rent (including, without limitation, estimated payments for operating expenses and/or real estate taxes) (collectively, “Expenses”) is paid by Tenants to landlord under the Leases based on an estimated payment basis (monthly, quarterly, or otherwise) for which a future reconciliation of actual Expenses to estimated payments is required to be performed at the end of a reconciliation period, Purchaser and Seller shall make an adjustment at the Closing for the applicable reconciliation period (or periods, if the Leases do not have a common reconciliation period) based on a comparison of the actual Expenses to the estimated payments at the Closing. If, as of the Closing, Seller has received additional rent payments in excess of the amount that Tenants will be required to pay, based on the actual Expenses as of the Closing, Purchaser shall receive a credit in the amount of such excess. If, as of the Closing, Seller has received additional rent payments that are less than the amount that Tenants would be required to pay based on the actual Expenses as of the Closing, Purchaser shall deliver to Seller the amount of such deficiency within thirty (30) days of the reconciliation pursuant to which the Tenants’ payments of such deficient amounts are received by Purchaser.
11.7.3    Capital Costs. Purchaser shall be credited at Closing for the amount of all amounts which are unsatisfied amounts under all capital contracts, contracts pertaining to works of improvement or other contracts existing prior to Closing (other than those contracts relating to tenant improvement work, which are separately addressed in this Agreement), pertaining to the Property (regardless of when the work, services or other obligations were performed or are to be performed) (“Pre-Closing Capital Costs”). Seller shall remain responsible for satisfying any Pre-Closing Capital Costs which were not credited to Purchaser at Closing.
11.7.4    Method of Proration. For purposes of calculating prorations (based on the periods to which they relate and are applicable, and regardless of when payable), Purchaser shall be deemed to hold title to the Property and be entitled to the income therefrom and responsible for the expenses thereof for the entire day upon which the Closing occurs. All such prorations shall be made on the basis of the actual number of days of the month that shall have elapsed as of the day of the Closing and based upon the actual number of days in the month and a 365 day year.
11.7.5    Items Not Prorated. Seller and Purchaser agree that: (a) none of the insurance policies relating to the Property will be assigned to Purchaser and Purchaser shall be responsible for arranging for its own insurance as of the Closing Date; and (b) utilities, including telephone, electricity, water and gas, shall be read on the Closing Date and Seller shall be responsible for all the necessary actions needed to arrange for meters to be read, and Purchaser shall be responsible for utilities to be changed to the name of Purchaser on the Closing Date, including the posting of any required deposits; provided, however, that Seller shall be entitled to a credit at the Closing for any utility deposits which it or its predecessors have made prior to the Closing Date, to the extent the same are transferred to Purchaser at Closing. Seller shall be entitled to recover and retain from the providers of such utilities any refunds or overpayments to the extent applicable to the period prior to the Closing Date, and any utility deposits for which it does not receive a credit hereunder. If accounts are not set up in Purchaser’s name on the Closing Date, all charges for such utilities shall be prorated outside of escrow within 60 days after the Closing Date.
11.8    Closing Statement. The estimated Closing costs, allocations and prorations shall be set forth on a preliminary closing statement to be prepared by the Escrow Agent and submitted to the parties for their reasonable approval at least 5 Business Days prior to the Closing Date. The parties shall then use reasonable, diligent and good faith efforts to agree upon the final closing statement that is consistent with the terms of this Agreement at least 2 Business Days prior to the Closing Date (“Closing Statement”).
11.9    Reconciliation. Any item which cannot be finally allocated or prorated because of the unavailability of information shall be tentatively prorated on the basis of the best data then available and adjusted when the information is available. Such allocations or prorations shall be initially performed by Seller and Purchaser pursuant to the Closing Statement, but shall be subject to adjustment in cash after the Closing outside of escrow as and when complete and accurate information becomes available, if such information is not available at the Closing. If the allocations and prorations made under the Closing Statement shall prove to be incorrect or incomplete for any reason, then either party shall be entitled to an adjustment to correct the same; provided, however, that any adjustment shall be made, if at all, no later than December 15, 2016, and if a party fails to request an adjustment to the Closing Statement by a written notice delivered to the other party within the applicable period set forth above (such notice to specify in reasonable detail the items within the Closing Statement that such party desires to adjust and the reasons for such adjustment), then the allocations and prorations set forth in the Closing Statement shall be binding and conclusive against such party. Until final reconciliation under this Section, Purchaser and its representatives and auditors shall be afforded reasonable access during normal business hours to Seller’s books and records with respect to the Property to confirm the accuracy of the Closing Statement.
11.10    Escrow Agent. Escrow Agent executes this Agreement solely to evidence its agreement to hold escrowed funds in accordance with the terms and conditions of this Agreement. The following provisions shall control with respect to the rights, duties and liabilities of Escrow Agent. Escrow Agent acts hereunder as a depository only and is not responsible or liable in any manner whatsoever for the (a) sufficiency, correctness, genuineness or validity of any written instrument, notice or evidence of a party’s receipt of any instruction or notice which is received by Escrow Agent, or (b) identity or authority of any person executing such instruction notice or evidence. Escrow Agent shall have no responsibility hereunder except for the performance by it in good faith of the acts to be performed by it hereunder, and Escrow Agent shall have no liability except for its own willful misconduct or gross negligence. If a dispute arises between the parties with respect to the disposition of the Earnest Money Deposit or any other amounts held in escrow, Escrow Agent shall be entitled, at its own discretion, to deliver such amount to an appropriate court of law pending resolution of the dispute. Escrow Agent shall invest the amount in escrow in accounts which are federally insured, which invest solely in government securities, or which are reasonably satisfactory to Seller and Purchaser, and shall be applied in accordance with the terms of this Agreement.
11.11    Escrow Instructions. Upon execution of this Agreement, the parties shall deposit an executed counterpart of this Agreement with the Escrow Agent, and this Agreement shall serve as escrow instructions to the Escrow Agent for consummation of the purchase and sale contemplated hereby. Seller and Purchaser agree to execute such reasonable additional and supplementary escrow instructions as may be appropriate to enable the Escrow Agent to comply with the terms of this Agreement; provided, however, that if there is any conflict between the provisions of this Agreement and any such supplementary escrow instructions, the terms of this Agreement shall control.
11.11.1 Opening of Escrow. When both (a) this Agreement, fully signed, or in signed counterparts, and (b) the Earnest Money Deposit has been delivered to Escrow Agent, Escrow shall be deemed open (“Opening of Escrow”), and Escrow Agent shall immediately notify Purchaser and Seller by telephone and in writing of the date of Opening of Escrow.
11.11.2 Escrow Agent Authorized to Complete Blanks. If necessary, Escrow Agent is authorized to insert the Closing Date in any blanks in the Closing Documents.
11.11.3 Recordation and Delivery of Funds and Documents. When Purchaser and Seller have satisfied their respective Closing obligations under Sections 11.4 and 11.5 hereof and each of the conditions under Sections 10.1 and 10.2 hereof have either been satisfied or waived, Escrow Agent shall promptly undertake all of the following in the manner indicated and as more particularly instructed in Purchaser’s and Seller’s closing instructions:
(a)    Prorations. Prorate and allocate all matters as described in Sections 7.3, 7.4, 7.5 and 11.7 hereof;
(b)    Recording. Cause the Deed and any other documents which the parties hereto may mutually direct, to be recorded in the official records of the county in which the Property is located in the order set forth in Purchaser’s and Seller’s closing instructions;

(c)    Funds. Disburse funds deposited by Purchaser with Escrow Agent towards payment of all items chargeable to the account of Purchaser pursuant to this Agreement, including, without limitation, the payment of the Purchase Price to Seller;
(e)    Document Delivery. Deliver originals and conformed copies of all documents to Seller and Purchaser, as appropriate; and
(f)    Title Policy. Direct the Title Company to issue the Title Policy to Purchaser.

11.12    Designation of Reporting Person. To assure compliance with the requirements of Section 6045(e) of the Code, the parties hereto agree as follows:
11.12.1    Reporting. Provided that Escrow Agent executes a counterpart of this Agreement to evidence Escrow Agent’s agreement to assume all responsibilities for information reporting required under Section 6045(e) of the Code, Seller and Purchaser shall designate the Escrow Agent as the person responsible for all information reporting under Section 6045(e) of the Code (“Reporting Person”). If Escrow Agent refuses to execute a counterpart of this Agreement pursuant to which it agrees to be the Reporting Person, Seller and Purchaser shall agree to appoint another third party as the Reporting Person.
11.12.2    Reporting Requirements. Seller and Purchaser shall each (a) provide to the Reporting Person all information and certifications regarding such party, as reasonably requested by the Reporting Person or otherwise required to be provided by a party to the transaction described herein under Section 6045 of the Code; and (b) provide to the Reporting Person such party’s taxpayer identification number and a statement (on Internal Revenue Service Form W‑9 or an acceptable substitute form, or on any other form the applicable current or future Code sections and regulations might require and/or any form requested by the Reporting Person), signed under penalty of perjury, stating that the taxpayer identification number supplied by such party to the Reporting Person is correct.
12.    CASUALTY AND CONDEMNATION.
12.1    Minor Loss/Condemnation. Purchaser shall be bound to purchase the Property for the full Purchase Price as required by the terms hereof, without regard to the occurrence or effect of any damage to the Property or condemnation of any portion of the Property, provided that such damage, destruction or condemnation does not constitute a Major Loss or Condemnation (as such term is defined in Section 12.2 below), and upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any insurance proceeds or condemnation awards collected by Seller prior to Closing as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible not recoverable under the Leases, less any sums expended by Seller toward the restoration or repair of the Property, including barricades and other temporary repairs required for safety purposes, or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then no credit shall be given but such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property or to collect any such proceeds or awards.
12.2    Major Loss/Condemnation. If (a) the amount of the damage, destruction or condemnation exceeds five percent (5%) of the Purchase Price, (b) the damage, destruction or condemnation materially impairs access to the Property, (c) the damage, destruction or condemnation results in the Property violating any laws or failing to comply with zoning or any covenants, conditions or restrictions affecting the Property, (d) the damage, destruction or condemnation entitles any tenant whose Premises consists of more than 10,000 square feet to terminate its Lease or abate rent, or (e) there is any damage or destruction which is not fully insured and for which Purchaser will not receive, at Seller’s election, a credit in the amount of the uninsured portion of such damage or destruction upon the Closing (each, a “Major Loss or Condemnation”), then Purchaser may at its option, to be exercised by written notice to Seller within 10 Business Days after Seller’s notice to Purchaser of the occurrence of the damage or destruction or the commencement of condemnation proceedings, terminate this Agreement or proceed with the purchase and sale transaction in accordance with the terms of this Agreement. If Purchaser does not elect to terminate this Agreement within such 10 Business Day period, Purchaser shall be deemed to have elected to proceed with the purchase in accordance with this Agreement and to have waived its right to terminate. If Purchaser elects to terminate this Agreement within such 10 Business Day period, the Earnest Money Deposit shall be returned to Purchaser and neither party shall have any further rights or obligations hereunder except for those obligations expressly stated to survive termination. If Purchaser elects to proceed with the purchase, Seller shall not be obligated to repair any damage or destruction and upon the Closing, there shall be a credit against the Purchase Price due hereunder equal to the amount of any uninsured loss, insurance proceeds or condemnation awards collected by Seller before Closing as a result of any such damage or destruction or condemnation, plus the amount of any insurance deductible not recoverable under the Leases, less any sums expended by Seller toward the restoration or repair of the Property, including barricades and other temporary repairs required for safety purposes, or in collecting such insurance proceeds or condemnation awards. If the proceeds or awards have not been collected as of the Closing, then such proceeds or awards shall be assigned to Purchaser, except to the extent needed to reimburse Seller for sums expended prior to the Closing to repair or restore the Property, including barricades and other temporary repairs required for safety purposes, or to collect any such proceeds or awards.
13.    DEFAULT AND REMEDIES
13.1    Seller Default. If the sale of the Property is not consummated due to the failure of Seller to sell the Property when it is obligated to do so under the terms of this Agreement, then Purchaser shall be entitled, as its sole remedy, to either (a) enforce specific performance of this Agreement and to recover from Seller any reasonable out-of-pocket costs incurred by Purchaser in connection with such enforcement action; provided, the remedy for specific performance shall only be available if Purchaser commences the action for specific performance within 60 days after first becoming aware of Seller’s material default, or (b) terminate this Agreement and receive back the Earnest Money Deposit plus reimbursement of Purchaser’s actual out of pocket expenses related to this transaction not to exceed $75,000 in the aggregate. Except as expressly provided in this Section, Purchaser shall have no other remedy for any default by Seller under this Agreement.
13.2    Purchaser Default; Liquidated Damages. If the sale of the Property is not consummated due to the failure of Purchaser to purchase the property when it is obligation to do so under this Agreement, then Seller shall be entitled, as its sole remedy, to retain the Earnest Money Deposit as liquidated damages, this Agreement shall terminate and such termination shall release Purchaser from any and all liability hereunder, except for those obligations of Purchaser under Sections 3.4.3, 3.4.5 and 3.6 that expressly survive termination of this Agreement. THE PARTIES HAVE AGREED THAT SELLER’S ACTUAL DAMAGES, IN THE EVENT OF PURCHASER’S FAILURE TO CONSUMMATE THIS SALE WHEN LEGALLY OBLIGATED TO DO SO WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE. AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE EFFECTIVE DATE OF THIS AGREEMENT, THE AMOUNT OF THE EARNEST MONEY DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLER WOULD INCUR IN SUCH EVENT, AND SELLER WAIVES ITS RIGHT TO RECOVER DAMAGES OR SEEK SPECIFIC PERFORMANCE AGAINST PURCHASER. EACH PARTY CONFIRMS THE ACCURACY OF THE STATEMENTS MADE ABOVE AND THE FACT THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED, AT THE TIME THIS AGREEMENT WAS MADE, THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION.
14.    CONFIDENTIALITY

14.1    Definition of Confidential Information. As used herein, “Confidential Information” shall mean the non-public, confidential information related to (a) Seller’s operations and businesses, which may include leases, rent rolls, operating budgets, net operating income figures and capital expenditure summaries, (b) the existence or pendency of this transaction, (c) the material economic terms of this transaction, and (d) any other information or materials shared by the other party or its Affiliates and/or their agents related to this transaction, whether shared before or after the Effective Date, that either a party or its agents has expressly designated as confidential or would otherwise be reasonably considered to be confidential. Notwithstanding the foregoing, in no event shall the following be considered Confidential Information: (w) any information that becomes publicly available without breach of this Agreement; (x) any information that can be shown by documentation to have been previously known to a party and/or its Affiliates at the time of its disclosure or delivery by the other party, its Affiliates and/or their agents; (y) any information rightfully received by a party and/or its Affiliates or from a third party who did not acquire or disclose such information by a wrongful or tortious act; and (z) any information that a party can demonstrate was independently developed by such party and/or its Affiliates without use of or reference to any Confidential Information.
14.2    Non-Disclosure of Confidential Information. Each party shall treat the Confidential Information with the same degree of care and confidentiality that such party exercises in protecting and preserving its own confidential information and shall use reasonable and good faith efforts to avoid and prevent the disclosure of the Confidential Information to third parties; except that (a) each party may disclose the Confidential Information if so compelled by law or judicial or other governmental order, provided the disclosing party shall give, if permitted by law and reasonably possible given the circumstances, the other party reasonable opportunity to seek a protective order or equivalent or to seek to obtain written assurance from the applicable judicial or governmental entity that it will afford the Confidential Information the highest level of protection afforded under applicable law or regulation, (b) each party may disclose the Confidential Information to those third parties integral to the transactions contemplated under this Agreement such as Escrow Agent, Title Company and Tenants where such disclosure either falls expressly or implicitly with the scope of the transactions and other actions contemplated under this Agreement, but only to the extent such disclosure is necessary or appropriate to carry out such contemplated transactions or actions, and (c) each party may disclose the Confidential Information to existing or potential investors, joint venture partners or lenders, as well as to the agents, officers, employees, attorneys, advisors, consultants or Affiliates of Seller or Purchaser, as the case may be, or of any of the foregoing parties, as are needed for the subject transaction to occur (collectively, “Permitted Recipients”); provided that the disclosing party first makes those Permitted Recipients aware of the confidential nature of the Confidential Information and such Permitted Recipients acknowledge their responsibility to preserve the confidentiality of the Confidential Information.
Notwithstanding the foregoing and anything to the contrary in this Agreement, nothing contained herein shall impair Purchaser’s (or its permitted assignee’s) right to disclose information relating to this Agreement or the Property (a) to any due diligence representatives and/or consultants that are engaged by, work for or are acting on behalf of, any securities dealers and/or broker dealers evaluating Purchaser or its permitted assignees, (b) in connection with any filings (including any amendment or supplement to any S-11 filing) with governmental agencies (including the SEC) by any REIT holding, or that is considering holding, an interest (direct or indirect) in any permitted assignee of Purchaser, and (c) to any broker/dealers in the Purchaser’s or any REIT's broker/dealer network and any of the REIT’s or Purchaser’s investors.

14.3    Survival of Non-Disclosure Obligations. The parties’ obligations under Section 14.2 shall terminate if and when Closing occurs (except that the parties obligations under Section 14.2 with respect to the Confidential Information referenced in Section 14.1(c) herein shall not terminate) and otherwise shall survive any earlier termination of this Agreement for 6 months.

14.4    Effect on Prior NDA. To the extent Seller and Purchaser and/or their Affiliates previously executed a confidentiality agreement, non-disclosure agreement or similar agreement with respect to the Property (“Prior NDA”), the Prior NDA is hereby deemed superseded, replaced and terminated by this Agreement and the materials and other information that were subject to the Prior NDA shall be deemed governed by this Section 14.
14.5    Press Releases. The parties agree not to make any public announcements or public disclosures or communicate with any media with respect to the subject matter hereof without the written consent of the other party, except to the extent required by law. The provisions of this Section 14.5 shall survive the Closing or earlier termination of this Agreement
15.    RESPONSIBILITY FOR BROKER COMMISSIONS
Each of Purchaser and Seller represents and warrants to the other that it did not employ or use any broker or finder to arrange or bring about this transaction, except for Seller’s Broker (if any are identified in Section 1.12) and that there are no claims or rights for brokerage commissions or finder’s fees in connection with the transactions contemplated by this Agreement or arising out of actions or statements by the representing party except to the extent otherwise provided in this Section 15. If any person brings a claim against Seller for a commission or finder’s fee based upon any contact, dealings or communication with Purchaser in connection with the transactions contemplated by this Agreement for which Seller is not expressly responsible under Section 1.13, then Purchaser shall defend Seller from such claim, and shall indemnify Seller and hold Seller harmless from any and all costs, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and disbursements) incurred by Seller with respect to the claim. If any person brings a claim against Purchaser for a commission or finder’s fee based upon any contact, dealings or communication with Seller in connection with the transactions contemplated by this Agreement, then Seller shall defend Purchaser from such claim, and shall indemnify Purchaser and hold Purchaser harmless from any and all costs, damages, claims, liabilities or expenses (including reasonable attorneys’ fees and disbursements) incurred by Purchaser with respect to the claim.
16.    MISCELLANEOUS
16.1    Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the following addresses:
If to Seller:
UPI Commonwealth LLC
c/o Unico Properties LLC
1215 Fourth Avenue, Suite 600
Seattle, Washington 98161
Attn:    Scott Brucker
Email: scott.brucker@unicoprop.com

with a copy to:
Fikso Kretschmer Smith Dixon Ormseth PS
2025 First Avenue, Suite 1130
Seattle, Washington 98121
Attn:    Marc Kretschmer
Email:     marc@fksdo.com

If to Purchaser:

c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn:     Rodney Richerson
Email:    rricherson@kbs.com

with a copy to:

c/o KBS Capital Advisors LLC
800 Newport Center Drive, Suite 700
Newport Beach, CA 92660
Attn:     James Chiboucas, Esq.
Email:    jchiboucas@kbs.com

with a copy to:

Greenberg Traurig LLP
3161 Michelson Drive, Suite 1000
Irvine, California 92612
Attn:    Bruce Fischer, Esq.
Email:    fischerb@gtlaw.com

If to Escrow Agent:

Ticor Title Company
111 SW Columbia Street, Suite 1000
Portland, OR 97201
Attn:     Allison Swallow
Email:     Alli.Swallow@TicorTitle.com

The above addresses may be changed by written notice to the other party; provided that no notice of a change of address shall be effective until actual receipt of such notice. Counsel for a party may give notice or demand on behalf of such party, and such notice or demand shall be treated as being sent by such party.
All notices must be sent by (a) certified mail, return receipt requested, in which case notice shall be deemed delivered 3 Business Days after deposit, postage prepaid in the U.S. mail, (b) a recognized and reputable overnight courier, in which case notice shall be deemed delivered 1 Business Day after deposit with such courier if deposited with the courier service on or before 5:00 pm Pacific Time on a Business Day and otherwise 2 Business Days after being deposited with the courier service, or (c) email transmission, in which case notice shall be deemed delivered upon transmission if the transmission is made on a Business Day on or before 5:00 pm Pacific Time and otherwise the next Business Day after the transmission is made.
16.2    Time. Time is of the essence in the performance of all obligations under this Agreement. “Business Day” means any day other than a Saturday, a Sunday, or any day that is recognized as a holiday in Washington State or in the state in which the Property is located. Unless this Agreement expressly refers to “Business Days”, all references in this Agreement to days shall be deemed to mean calendar days. The time periods under this Agreement shall be computed by excluding the first day and including the last day, but, if the last day falls on a calendar day that is not a Business Day, or if the computed date for Closing or any other event that requires recording of documents falls on a day on which the applicable county recording office is closed, then the time period or date in question shall extend to the next Business Day. Unless expressly indicated otherwise, all references to time shall be deemed to refer to Pacific Time and all time periods shall expire at 5:00 p.m. Pacific Time.
16.3    US Dollars. All monetary amounts set forth in this Agreement are in US Dollars.
16.4    Definition of Affiliate. As used herein, “Affiliate” means any person or entity that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with a person or entity, as the case may be. For the purposes of this definition, “control” and “controlled” mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person or entity, whether through the ownership of voting securities, by contract or otherwise.
16.5    Successors and Assigns. This Agreement will be binding upon and inure to the benefit of Seller and Purchaser and their respective permitted successors and assigns, and no other party will be conferred any rights by virtue of this Agreement or be entitled to enforce any of the provisions hereof. Whenever a reference is made in this Agreement to Seller or Purchaser, such reference will include the successors and permitted assigns of such party under this Agreement.
16.6    Assignment. Purchaser shall not have the right to assign this Agreement without the prior written consent of Seller, which consent may be granted or withheld in Seller’s sole and absolute discretion; provided, however, Purchaser may assign this Agreement to an entity that is a real estate investment trust (“REIT”) (or that is wholly owned directly or indirectly by a REIT) for which Purchaser or an affiliate of Purchaser acts as the investment advisor without consent from Seller. Notice of any proposed assignment must include the full legal name and signature block for the proposed assignee, and must be given to Seller at least 2 Business Days before Closing. No assignment by Purchaser shall release it from any liability hereunder until the Closing Date. Notwithstanding the foregoing, Purchaser may assign its interest herein to an Affiliate, or an entity that is ultimately controlling, controlled by, or under common control with Purchaser or an entity that is ultimately controlling, controlled by or under common control with a client of Purchaser, without Seller’s prior written consent.
16.7    1031 Like-Kind Exchange. Purchaser may purchase the Property and Seller may sell the Property by completing one or more Internal Revenue Code Section 1031 tax-deferred exchange(s). Each party agrees to cooperate (at no cost, expense, liability or potential liability to such cooperating party) with the other in effecting such an exchange; provided, however, the (a) cooperating party shall not incur any additional liability or financial obligations, (b) Closing Date shall not be extended or accelerated as a consequence of any such exchange, (c) consummation or accomplishment of any such exchange shall not be a condition precedent or condition subsequent to either party’s obligation and covenants under this Agreement, (d) cooperating party shall not be required to acquire or hold title to any real property other than the Property for purposes of consummating any such exchange, and (e) cooperating party shall not be required to execute any additional documentation other than a simple consent.
16.8    Governing Law; Venue. This Agreement shall be governed by, and construed in accordance with, the laws of the state in which the Property is located, without regard to any otherwise applicable principles of conflicts of laws. Venue for any action arising out of this Agreement shall be in the state courts in the state and county in which the Property is located or in U.S. Federal District Court for the applicable district in which the Property is located.
16.9    Waiver of Trial by Jury. EACH PARTY TO THIS AGREEMENT EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO THIS AGREEMENT OR

ANY OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH, OR THE TRANSACTIONS RELATED HERETO OR THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE. EACH PARTY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. THE PARTIES AGREE THAT THE PROVISIONS CONTAINED HEREIN HAVE BEEN NEGOTIATED ON AN ARMS-LENGTH BASIS, WITH BOTH PARTIES AGREEING TO THE SAME KNOWINGLY AND BEING AFFORDED THE OPPORTUNITY TO HAVE THEIR RESPECTIVE LEGAL COUNSEL ADVISE THEM AS TO THE MATTERS CONTAINED HEREIN.
16.10    Attorneys’ Fees. If any action is brought by any party to this Agreement to enforce or interpret its terms or provisions, the prevailing party will be entitled to reasonable attorneys’ fees and costs incurred in connection with such action prior to and at trial and on any appeal therefrom.
16.11    No Memorandum. Purchaser shall not record any memorandum disclosing this Agreement.
16.12    Limited Liability. Except as otherwise provided in the Seller Parent Guaranty, neither the members, managers, employees or agents of Seller, nor the shareholders, officers, directors, employees or agents of any of them, shall be liable under this Agreement and, except as otherwise provided in the Seller Parent Guaranty, all parties hereto shall look solely to the assets of Seller for the payment of any claim or the performance of any obligation by Seller. None of the individual members, managers, employees or agents of Purchaser, nor the shareholders, officers, directors, partners, members, employees or agents of any of them, shall be liable under this Agreement.
16.13    No Joint Venture. Nothing in this Agreement shall be construed to create a joint venture between Purchaser and Seller.
16.14    No Third Party Beneficiaries. Nothing in this Agreement is intended to benefit any third party or create any third party beneficiary.
16.15    No Waiver. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, nor shall a waiver in any instance constitute a waiver in any subsequent instance. No waiver shall be binding unless executed in writing by the party making the waiver.
16.16    Entire Agreement. This Agreement (including any and all exhibits and/or schedules attached hereto) and any other document to be furnished pursuant to the provisions hereof embody the entire agreement and understanding of the parties hereto as to the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings other than those expressly set forth or referred to in such documents. This Agreement and such documents supersede all prior agreements and understandings among the parties and/or their affiliates with respect to the subject matter hereof (including, without limitation, any previously executed letters of intent, early access agreements and/or non-disclosure or confidentiality agreements).
16.17    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement, or affecting the validity or enforceability of any of the terms or provisions of this Agreement.
16.18    No Merger. Subject to the limitations set forth in Section 5.4 and Section 14, and unless otherwise expressly stated in this Agreement, the covenants, agreements, representations, and warranties made herein shall survive the Closing Date and shall not merge into the deed and its recordation in the official records or the delivery at Closing of any assignment of leases, general assignment, or bill of sale.

16.19    Amendment and Modification. This Agreement may only be amended, modified or supplemented by a written agreement signed by Purchaser and Seller.
16.20    Further Acts. Each party, at the request of the other, shall execute, acknowledge or have notarized (if appropriate) and deliver in a timely manner such additional documents, and do such other additional acts, also in a timely manner, as may be reasonably required in order to accomplish the intent and purposes of this Agreement.
16.21    Not an Offer. Presentation of any draft of this Agreement by one party to the other shall not be deemed an offer, and this Agreement shall only become a binding and enforceable contract upon execution hereof by both parties.
16.22    Counterparts; Electronic Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute the same agreement, whether or not all parties execute each counterpart. Signatures transmitted by email shall have the same effect as original ink signatures.
16.23    Statutory Disclosure. THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS THAT, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND THAT LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO VERIFY THE EXISTENCE OF FIRE PROTECTION FOR STRUCTURES AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.
[SIGNATURES FOLLOW ON NEXT PAGE(S)]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed.

SELLER:	UPI COMMONWEALTH LLC,
a Delaware limited liability company

By:	Unico Partners I REIT LLC, a Delaware
limited liability company, Manager

By:	Unico Partners I LP, a Delaware limited
partnership, Manger

By:	Unico Partners I GP LLC, a Delaware
limited liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By:	/s/ Authorized Signatory

Name:	Authorized Signatory

Title:	President

Date:	5/6/16

PURCHASER:
KBSGI 421 SW 6TH AVENUE, LLC,
a Delaware limited liability company

By:	KBSGI REIT ACQUISITION II, LLC,
a Delaware limited liability company,
its sole member

By:	KBSGI REIT PROPERTIES, LLC,
a Delaware limited liability company,
its sole member

By:	KBS GROWTH & INCOME LIMITED PARTNERSHIP,
a Delaware limited partnership,
its sole member

By:	KBS GROWTH & INCOME REIT, INC.,
a Maryland corporation,
its general partner

By:	/s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

Date:	May 6, 2016

EXHIBITS

A	Legal Description of Property

B	Tangible Personal Property

C	Delivered Due Diligence Items and Purchaser’s 3-14 Audit Documents

D	Contracts

E	Form of Deed

F	Form of Lease Assignment

G	Form of Contract Assignment

H	Form of Bill of Sale

I	Form of Non-Foreign Affidavit

J	Leases and Deposits

K	Form of Tenant Estoppel

L	Existing Leasing Costs

M	Existing Commission Agreements

N	Seller Disclosure Items

O	Form of Tenant Notice

P	Form of Seller Parent Guaranty

Q	Form of Seller’s Certificate

R	Form of Parking Estoppel Certificate

ACKNOWLEDGMENT OF ESCROW AGENT
The Escrow Agent is executing this Agreement to evidence its agreement to hold the Earnest Money Deposit and act as “Escrow Agent” in accordance with the terms and conditions of this Agreement.*

ESCROW AGENT:	TICOR TITLE COMPANY

By:	/s/ Alli Swallow

Name:	Alli Swallow

Title:	AVP
*Pursuant to Federal Law, the Seller, when applicable, will be required to complete a sales activity report that will be utilized to generate a 1099 S Statement to the IRS. No other 1099 reporting will be completed or processed by the Escrow Agent at closing. Any other 1099 reporting called for in the purchase contract shall be handled by and between the parties outside of escrow. Escrow Holder shall not be concerned with the same. /s/AS

EXHIBIT A
LEGAL DESCRIPTION OF PROPERTY

A tract of land in CITY OF PORTLAND, in the County of Multnomah and State of Oregon, described as follows:

Lots 1, 2, 3 and 4, Block 176, CITY OF PORTLAND, County of Multnomah, State of Oregon.

A-1

EXHIBIT B
TANGIBLE PERSONAL PROPERTY

Item
Number	Description
1	Canon PC720 Printer
2	HP Laserjet P1006 Printer
3	Panasonic KX-FHD301 Fax/Copier
4	CTL (Computer Technology Link) P.C
5	Dell 18" Monitor
6	CTL 20" Monitor
7	Carrier I-VU Drive
8	Fluke 79 Series II Multi Tester
9	Knopp K60 Voltage Tester
10	Handyelectric Power Snake
11	Werner 6' Ladder (Blue) Electrical Supply Room
12	Werner 8' Ladder (Red) Mechanical Room
13	Wener 10' Ladder (Red) Mechanical Room
14	First Floor lobby 8' Ladder
15	CW14 - 4' Ladder
16	CW13 - 6' Ladder Hand Truck
17	CW7 - 8' 2, 6" Ladders
18	CW2 - 7' Ladder

Furniture
19	Conference Table (2) -13th Floor
20	Desks (13) -14th Floor
21	Chairs for 13th Floor Conference Room (14)
22	Desk Chairs - 14th Floor Office Space (13)
23	Table (1) and Chairs (2) - 14th Floor Phone Room
24	Mini Refrigerator - 14th Floor Office
25	80" Outside Benches (2) 13th Floor Deck with Cushions
26	42" Chairs (2) 13th Floor Roof Deck with Cushions
27	Café Tables (4) Outside Deck
28	Cocktail Tables (4) Outside Deck
29	Chairs (16) Outside Deck
30	Chairs (4) for Cocktail Benches
31	Lounge Side Tables (2)
32	Lounge Poofs (2) for Seating

B-1

33	Lounge Chairs (2)
34	Lounge Sofa
35	Lounge Bar Stools (4)
36	Lounge Floor Lamp
37	Shuffleboard Table
38	Lounge Painting
39	Patio Chairs (4) - 15th Floor
40	Patio Table - 15th Floor
41	Sofa - 15th Floor
42	Chair (2) - 15th Floor
43	Ottoman (1) - 15th Floor
44	Coffee Table (1) - 15th Floor
45	Sofa - Main Lobby
46	Chairs - Main Lobby (2)
47	Television - Main Lobby
48	Guard Chair - Lobby
49	Televisions - 13th Floor (2)
50	Amplifier & Speakers (2)

Total Furniture

Gym Equipment
51	Treadmills (2), Elliptical
52	Weight Bench
53	Weight Set
54	Gym Cubbies
55	Bike Room Cubbies
56	Television
57	Gym Mats

B-2

EXHIBIT C
DELIVERED DUE DILIGENCE ITEMS AND PURCHASER’S 3-14 AUDIT DOCUMENTS
Delivered Due Diligence Items:
(i) All Leases;
(ii) A current rent roll including rent steps, CPI increases and base year expense stops, and aging receivables report (for the current year and last three calendar years);
(iii) A current operating report containing income and expenses for the current year and last three prior years;
(iv) All existing environmental and soils assessments and reports;
(v) Copies of the property tax bills for the current and prior year;
(vi) All surveys to the extent in Seller’s possession;
(vii) All pending leases, lease proposals and letters of intent; and
(viii) Copies of the Contracts identified in Exhibit D and the Existing Commission Agreements identified in Exhibit M.
(ix)     The following environmental and asbestos reports:

•	Phase 1 Report conducted by APEX Environmental Consulting dated 7/22/13

•	Phase 1 Report conducted by APEX Environmental Consulting dated 11/3/15

•	Asbestos and Presumed Asbestos Containing Materials O&M Plan prepared by APEX Environmental Consulting dated May 2015 (document file date 12.15.15)

•	Asbestos and Presumed Asbestos Containing Materials O&M Plan prepared by APEX Environmental Consulting dated January 2016 (document file dated 2/17/16)

•	Asbestos Repair Drawings prepared by APEX Environmental Consulting dated 3/17/16 (document file dated April 2016)

(x)	WJE Commonwealth Building Physical Condition Assessment – Exterior Cladding dated February 9, 2016 (WJE Job No. 206.0055)

C-1

Purchaser’s 3-14 Audit Documents

DOCUMENTS REQUIRED FOR 3-14 AUDIT
General

•	Property operating statements for the most recent full calendar year (2015) and for the current year to date with break out in quarterly intervals.

•	Trial balances at the end of the most recent full calendar year (12/31/15) and as of the current date.

•	General ledger for the most recent full calendar year and for the current year to date (should include activity for entire year).

•	Property bank statements and reconciliations as of 12/31/15, 1/31/16 and 2/29/16
Revenues
Access to the following for all revenues for the most recent full calendar year and for the current year to date:

•	Lease agreements including any leases which have expired or were terminated in 2015

•	Rent rolls as of 12/31/14 and 12/31/15

•	Detailed tenant ledger for the latest full calendar year and current year

•	Access to billing invoices and tenant cash receipts for specific tenants (selections to be provided)
Supporting documents and schedules for other revenues (i.e. parking income), if applicable, for the most recent full calendar year and for the current year to date.
Expenses
Access to the following for all expenses for the most recent full calendar year and for the current year to date:

•	Invoices and check copies (selections to be provided)

•	Check registers

•	Agreements with Contractors (specific agreements to be requested)
Reimbursable Expenses

Access to the following for the most recent full calendar year and for the current year to date:

•	CAM calculation to support monthly billings.

•	Year-end CAM reconciliation.
Post-closing
Final operating statement, trial balance and general ledger for the current year from January 1 through the date of sale.

Please note that additional documentation may be required based on the findings of the 3-14 audit.

C-2

EXHIBIT D
CONTRACTS

Commonwealth Service Contracts
Description	Vendor Name	Document Date	Amendment
Janitorial	ABM	8/1/13	8/14/15
Elevators	Thyssen Krupp	10/3/07
Facility Maintenance	EMCOR	1/1/2012	12/23/2014
Water Treatment	Chem-Aqua	11/13/2007
Boiler Maintenance	Cole Industrial	1/1/2013
Chiller Maintenance	Trane	12/18/2015
Sprinkler Contract	Fire Systems West	1/1/2013
Pest Control	Cross	12/5/2007
Alarm Monitoring	Protec	3/7/2008
Security	Securitas	1/1/2013
Trash Removal	Waste Management	11/1/2015
Towel Service	Aramark	10/20/2015

Parking Agreements
1.    Assignment and Transfer of Preservation Parking Rights and Subscription Agreement, dated as of October 6th, 2015, by and between Seller and BPM Associates (1995), LLC.

D-1

EXHIBIT E
FORM OF DEED

After recording return to: GRANTOR: GRANTEE:	This space reserved for recorder's use. Until a change is requested, all tax statements shall be sent to Grantee at the following address:
STATUTORY SPECIAL WARRANTY DEED
__________________________________ ("Grantor") conveys and specially warrants to _______________________________ ("Grantee") the real property in ____________ County, Oregon, more particularly described on Exhibit A attached hereto and by this reference incorporated herein, free of encumbrances created or suffered by the Grantor, except for those encumbrances set forth on Exhibit B, attached hereto and by this reference incorporated herein.
The true consideration for this conveyance in terms of dollars is $___________________.

BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON TRANSFERRING FEE TITLE SHOULD INQUIRE ABOUT THE PERSON’S RIGHTS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010. THIS INSTRUMENT DOES NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY THAT THE UNIT OF LAND BEING TRANSFERRED IS A LAWFULLY ESTABLISHED LOT OR PARCEL, AS DEFINED IN ORS 92.010 OR 215.010, TO VERIFY THE APPROVED USES OF THE LOT OR PARCEL, TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES, AS DEFINED IN ORS 30.930, AND TO INQUIRE ABOUT THE RIGHTS OF NEIGHBORING PROPERTY OWNERS, IF ANY, UNDER ORS 195.300, 195.301 AND 195.305 TO 195.336 AND SECTIONS 5 TO 11, CHAPTER 424, OREGON LAWS 2007, SECTIONS 2 TO 9 AND 17, CHAPTER 855, OREGON LAWS 2009, AND SECTIONS 2 TO 7, CHAPTER 8, OREGON LAWS 2010.

[Signature page follows]

Dated: ____________, 2016

GRANTOR:

UPI COMMONWEALTH LLC,
a Delaware limited liability company

By:	Unico Partners I REIT LLC, a Delaware
limited liability company, Manager

By:	Unico Partners I LP, a Delaware limited
partnership, Manager

By:	Unico Partners I GP LLC, a Delaware
limited liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By:
Name:
Title:

STATE OF WASHINGTON    )
                ) ss.
COUNTY OF KING        )
I certify that I know or have satisfactory evidence that __________________________ is the person who appeared before me, and said person acknowledged that said person signed this instrument, on oath stated that said person was authorized to execute the instrument and acknowledged it as the _____________________________ of Unico Investment Group LLC, a Delaware limited liability company, the Sole Member of Unico Partners I GP LLC, a Delaware limited liability company, the General Partner of Unico Partners I LP, a Delaware limited partnership, the Manager of Unico Partners I REIT LLC, a Delaware limited liability company, the Manager of UPI COMMONWEALTH LLC, a Delaware limited liability company, to be the free and voluntary act of such party for the uses and purposes mentioned in the instrument.
DATED this ______ day of ____________________, 20___.

Name (printed or typed)
NOTARY PUBLIC in and for the State of Washington, residing at
My appointment expires:

[Seal]

EXHIBIT A TO DEED
LEGAL DESCRIPTION OF PROPERTY

A tract of land in CITY OF PORTLAND, in the County of Multnomah and State of Oregon, described as follows:

Lots 1, 2, 3 and 4, Block 176, CITY OF PORTLAND, County of Multnomah, State of Oregon.

EXHIBIT B TO DEED
PERMITTED EXCEPTIONS

EXHIBIT F
FORM OF LEASE ASSIGNMENT
ASSIGNMENT AND ASSUMPTION OF LEASES
THIS ASSIGNMENT AND ASSUMPTION OF LEASES (“Assignment”) is executed as of _______________, 20__, by and between UPI COMMONWEALTH LLC, a Delaware limited liability company (“Seller”), and __________________, a __________________________ (“Purchaser”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Definitions.
“Property” means the Commonwealth Building, located in Portland, Multnomah County, Oregon, together with the building, structures and other improvements located thereon.
“Leases” means the leases affecting the Property, more particularly described in Schedule 1 attached hereto.
“Security Deposits” means the security deposits provided for under the Leases as set forth in Schedule 1 attached hereto.
2.    Assignment. Assignor hereby bargains, sells, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Leases and Security Deposits. The foregoing assignment is made without representation or warranty except as expressly set forth in the Purchase and Sale Agreement between Assignor and Assignee dated as of ______, 2016 (“Purchase Agreement”).
3.     Assumption. Effective as of the date hereof, Assignee accepts the foregoing assignment and assumes and agrees to be bound by and to perform, pay, discharge, observe and comply with the covenants, liabilities, duties, debts, obligations and responsibilities of Assignor to the extent first accruing and applicable on or after the date of hereof under the Leases, including all liability for the refund or return of the Security Deposits if, when and as required by the Leases, to the extent Assignee received a credit for the same as provided for under the terms and provisions of the Purchase Agreement.
4.    Indemnity. Assignee shall indemnify, defend, and hold harmless Assignor from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) (“Liability”) asserted against or incurred by Assignor arising out of the failure of Assignee to perform, pay, discharge, observe or comply with the covenants, liabilities, duties, debts, obligations and responsibilities assumed by Assignee hereunder to the extent they first accrue and are applicable to a period on or after the effective date of this Assignment. Assignor shall indemnify, defend, and hold harmless Assignee from and against any and all Liability asserted against or incurred by Assignee arising out of the failure of Assignor to perform, pay, discharge, observe or comply with the covenants, liabilities, duties, debts, obligations and responsibilities of Assignor under the Leases to the extent they first accrue and are applicable to a period prior to the effective date of this Assignment.
5.    Counterparts. This Assignment may be executed in multiple counterparts, each of which, when assembled will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
Dated:    ______________, 20__

F-1

ASSIGNOR:	UPI COMMONWEALTH LLC,
a Delaware limited liability company

By:	Unico Partners I REIT LLC, a Delaware
limited liability company, Manager

By:	Unico Partners I LP, a Delaware limited
limited liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By: _______________________________
Name: _____________________________
Title: ______________________________

ASSIGNEE:	_______________________,
a _______________________
By: _________________________________
Name: _______________________________
Title: ________________________________
Schedule 1 – Leases and Security Deposits

F-2

EXHIBIT G
FORM OF CONTRACT ASSIGNMENT
ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES
THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND INTANGIBLES (“Assignment”) is executed as of _______________, 20__, by and between UPI COMMONWEALTH LLC, a Delaware limited liability company (“Seller”), and __________________, a __________________________ (“Purchaser”).
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.    Definitions.
“Property” means the Commonwealth Building, located in Portland, Multnomah County, Oregon, together with the building, structures and other improvements located thereon.
“Contracts” means the contracts relating to the Property set forth in Schedule 1 attached hereto.
“Intangibles” means collectively, to the extent owned by Seller: (a) any warranties or guarantees received by Seller from any contractors, subcontractors, suppliers or materialmen in connection with any construction, repairs or alterations of the improvements on the Property, (b) any URLs, web addresses, websites, trademarks and trade names including without limitation “Commonwealth Building” used solely in connection with the operation of the Property, if any, (c) all licenses, permits, approvals, certificates of occupancy, dedications, subdivision maps and entitlements issued, approved or granted by any governmental entity or public utility in connection with the Property, together with all renewals and modifications thereof, and (d) any as-built plans, drawings and specifications for the improvements on the Property and all architectural, structural, mechanical, electrical and landscaping plans and specifications, surveys, engineering studies and reports relating to the Property, if any, owned by Seller and in Seller’s possession or control.
2.    Assignment. Assignor hereby bargains, sells, transfers and assigns to Assignee the entire right, title and interest of Assignor in and to the Contracts and Intangibles. The foregoing assignment is made without representation or warranty except as expressly set forth in the Purchase and Sale Agreement between Assignor and Assignee dated as of ______, 2016 (“Purchase Agreement”).
3.     Assumption. Effective as of the date hereof, Assignee accepts the foregoing assignment and assumes and agrees to be bound by and to perform, pay, discharge, observe and comply with the covenants, liabilities, duties, debts, obligations and responsibilities of Assignor to the extent first accruing and applicable on or after the date hereof under the Contracts. Assignee hereby accepts the assignment of the Intangibles.
4.    Indemnity. Assignee shall indemnify, defend, and hold harmless Assignor from and against any and all claims, liens, damages, demands, causes of action, liabilities, lawsuits, judgments, losses, costs and expenses (including without limitation, reasonable attorneys’ fees and expenses) (“Liability”) asserted against or incurred by Assignor arising out of the failure of Assignee to perform, pay, discharge, observe or comply with the covenants, liabilities, duties, debts, obligations and responsibilities assumed by Assignee hereunder to the extent they first accrue and are applicable to a period on or after the effective date of this Assignment. Assignor shall indemnify, defend, and hold harmless Assignee from and against any and all Liability asserted against or incurred by Assignee arising out of the failure of Assignor to perform, pay, discharge, observe or comply with the covenants, liabilities, duties, debts, obligations and responsibilities of Assignor under the Contracts to the extent they first accrue and are applicable to a period prior to the effective date of this Assignment.

G-1

5.    Counterparts. This Assignment may be executed in multiple counterparts, each of which, when assembled will constitute a complete and fully executed original. All such fully executed original counterparts will collectively constitute a single agreement.
Dated:    ______________, 20__.

ASSIGNOR:	UPI COMMONWEALTH LLC,
a Delaware limited liability company

By:	Unico Partners I REIT LLC, a Delaware
limited liability company, Manager

By:	Unico Partners I LP, a Delaware limited
limited liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By: _______________________________
Name: _____________________________
Title: ______________________________

ASSIGNEE:	_______________________,
a _______________________
By: _________________________________
Name: _______________________________
Title: ________________________________
Schedule 1 – Contracts

G-2

EXHIBIT H
FORM OF BILL OF SALE
BILL OF SALE
For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, UPI COMMONWEALTH LLC, a Delaware limited liability company (“Seller”), does hereby BARGAIN, SELL, AND CONVEY to __________________, a ______________________ (“Purchaser”), any and all of Seller’s rights, title and interests in and to the tangible and intangible personal property, if any (“Personal Property”), owned by Seller and utilized by Seller in connection with the operation and management of the Commonwealth Building in Portland, Oregon (“Property”) including but not limited to the property described on Schedule 1 attached hereto. This Bill of Sale may be executed in counterparts, each of which shall be deemed an original, and all of which shall, taken together, be deemed one document. Purchaser hereby acknowledges that Seller has made absolutely no warranties or representations of any kind or nature regarding title to the Personal Property or the condition of the Personal Property, except as expressly set forth in the Purchase and Sale Agreement between Seller and Purchaser dated as of ______, 2016 (“Purchase Agreement”).
IN WITNESS WHEREOF, the parties have executed this Bill of Sale as of ___________, 20__.

SELLER:	UPI COMMONWEALTH LLC,
a Delaware limited liability company

By:	Unico Partners I REIT LLC, a Delaware
limited liability company, Manager

By:	Unico Partners I LP, a Delaware limited
partnership, Manager

By:	Unico Partners I GP LLC, a Delaware
limited liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By: _______________________________
Name: _____________________________
Title: ______________________________

PURCHASER:	_______________________,
a _______________________
By: _________________________________
Name: _______________________________
Title: ________________________________
Schedule 1 – List of Personal Property

H-1

EXHIBIT I
FORM OF NON-FOREIGN AFFIDAVIT
NON-FOREIGN STATUS AFFIDAVIT
To inform __________________, a __________________________ (“Transferee”), that withholding of tax under Section 1445 of the Internal Revenue Code, as amended (“Code”), will not be required upon the transfer of certain real property to Transferee by UPI COMMONWEALTH LLC, a Delaware limited liability company that is a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations (“Seller”), the undersigned, UNICO PARTNERS I REIT LLC, a Delaware limited liability company, which is the sole member of Seller and files a consolidated tax return for itself and Seller as a single taxpayer (“Transferor”), hereby certifies the following on behalf of Transferor:
1.    Transferor is not a foreign corporation, foreign partnership, foreign trust or foreign estate (as those terms are defined in the Code and the Income Tax Regulations promulgated thereunder);
2.    Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;
3.    Transferor’s U.S. employer identification number is __________; and
4.    Transferor’s office address is c/o Unico Properties LLC, 1215 Fourth Avenue, Suite 600, Seattle, Washington 98161.
Transferor understands that this Certification may be disclosed to the Internal Revenue Service by Transferee, and that false statement contained herein could be punished by fine, imprisonment, or both.
Under penalty of perjury, I declare that I have examined this Certification, and to the best of my knowledge and belief it is true, correct and complete; and I further declare that I have authority to sign this document on behalf of Transferor.
Date:    __________ __, 20__.

TRANSFEROR:	UNICO PARTNERS I REIT LLC, a Delaware
limited liability company

By:	Unico Partners I LP, a Delaware limited
partnership, Manager

By:	Unico Partners I GP LLC, a Delaware limited
liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By: _______________________________
Name: _____________________________
Title: ______________________________
Date: ______________________________

I-1

EXHIBIT J
LEASES AND DEPOSITS

Tenant	Document Type	Document Date	Deposit
Anchor QEA	Office Lease	7/xx/2011	$9,596.28
	Storage Lease	8/25/2011
	Office Lease Acknowledgement and Agreement	11/30/2012

Bank of America	Office Lease	8/29/2013	None
	Office Lease Acknowledgement and Agreement	2/14/2014

CBS	Office Lease	4/23/2008	None
	Office Lease Acknowledgement and Agreement	10/21/2008
	1st Amendment	8/1/2011

City of Portland	Office Lease	6/xx/2009	$9,966.60
	Office Lease Acknowledgement and Agreement	10/10/2009
	1st Amendment	11/30/2015

Coates Kokes	Office Lease	3/10/2011	$15,165.35
	Storage Lease	7/1/2011
	Office Lease Acknowledgement and Agreement	12/1/2011

Colehour + Cohen	Office Lease	10/11/2011	$3,142.26
	Office Lease Acknowledgement and Agreement	1/18/2013
	1st Amendment	2/2/2015

Comcast Cable	Cable License Agreement	9/24/2010
	1st Amendment	8/4/2014

DLR Group	Office Lease	4/13/2015	$9,439.83
	Storage Lease - Unit B	1/22/2013
	Storage Lease - Unit C	4/30/1998
	Storage Lease - Unit D	4/30/1998

Galois	Office Lease	2/xx/2008	$43,478.33

Tenant	Document Type	Document Date	Deposit
	Office Lease Acknowledgement and Agreement	3/16/2009
	1st Amendment	8/28/2013

Green Building Services	Office Lease	6/8/2010	$13,376.40
	Office Lease Acknowledgement and Agreement	10/5/2010
	Amendment to Lease	1/31/2013
	Storage Lease - Unit 7	2/12/2013
	Storage Lease - Unit 12	2/12/2013
	Office Lease Acknowledgement and Agreement	1/6/2014
	Landlord’s Consent and Agreement to Sublease	2/6/2014

Info Group	Office Lease	2/19/2013	$35,368.44
	Office Lease Acknowledgement and Agreement	1/6/2014

Jack W. Olds	Office Lease	8/11/2015	None

Kennedy Jenks	Office Lease	6/8/2015	$39,814.09
	Storage Lease	7/14/2015
	Office Lease Acknowledgement and Agreement	11/23/2015

Leonidas	Retail Lease	11/1/2006	$1,504.80
	Landlord’s Consent and Agreement to Assignment	12/1/2007
	1st Amendment	1/1/2009
	2nd Amendment	3/8/2011
	3rd Amendment	11/15/2011
	Landlord’s Consent and Agreement to Assignment	1/11/2014

Let it Bead	Retail Lease	2/17/2012	$1,542.94
	Landlord’s Consent and Agreement to Assignment	8/1/2013
	1st Amendment	4/3/2014
	2nd Amendment	6/22/2015

National Fish & Wildlife Foundation	Office Lease	2/4/2010	$6,313.52
	Office Lease Acknowledgement and Agreement	7/2/2010

Tenant	Document Type	Document Date	Deposit

NW Energy Efficiency Alliance	Office Lease	6/xx/2010	$26,237.27
	Storage Lease - Unit 11	9/1/2010
	Storage Lease - Unit 13	9/1/2010
	Office Lease Acknowledgement and Agreement	11/3/2010

Precash	Office Lease	12/xx/2007	$22,653.75
	Office Lease Acknowledgement and Agreement	12/8/2008
	1st Amendment	2/6/2013
	Office Lease Acknowledgement and Agreement	1/6/2014
	Storage Lease - Unit 8	4/24/2008
	Storage Lease - Unit 9	4/24/2008

Renewable NW Project	Office Lease	5/23/2011	$5,394.75
	Office Lease Acknowledgement and Agreement	12/15/2011
	1st Amendment	10/29/2015

Scherzer, Strom, Shaw	Office Lease	5/xx/2011	$6,353.32
	Storage Lease	8/31/2011

ShopKeep	Office Lease	7/2/2014	$61,328.01
	Office Lease Acknowledgement and Agreement	9/5/2014

Starbucks	Office Lease	7/2/1997	None
	Delivery of Possession	7/8/1997
	1st Amendment	11/xx/2007
	2nd Amendment	2/15/2013

TW Telecom of Oregon LLC	License Agreement	5/2/2003	$300.00
	1st Amendment	5/4/2006
	2nd Amendment	9/30/2009
	3rd Amendment	6/11/2014

Watershed Science	Office Lease	8/17/2011	$73,620.76
	Landlord’s Consent and Agreement to Sublease	12/20/2012

Tenant	Document Type	Document Date	Deposit
	Office Lease Acknowledgement and Agreement	1/31/2013
	Consent of Landlord to Change In Control and Estoppel (Suite 800)	9/27/2013
	Consent of Landlord and Sublandord to Change of Control and Estoppel (Suite 1100)	9/27/2013
	Storage Lease – 2	6/24/2014
	Storage Lease – 15	2/17/2015
	1st Amendment	7/8/2015
	Temporary Swing-Space License Agreement	12/1/2015

Wild Salmon Center	Office Lease	5/15/2014	$2,666.12
	Office Lease Acknowledgement and Agreement	7/2/2014
	Lease Assignment	1/1/2015

Xplane	Office Lease	11/9/2011	$34,987.53
	Landlord’s Consent and Agreement to Assignement	6/19/2012
	Office Lease Acknowledgement and Agreement	11/28/2012
	Landlord’s Consent and Agreement to Sublease	6/20/2013
	Landlord’s Consent and Agreement to Sublease	3/30/2015

Y Chrome	Retail Lease	5/7/2009	$2,500.00
	1st Amendment	3/5/2010
	Office Lease Acknowledgement and Agreement	10/5/2010
	2nd Amendment	11/30/14

EXHIBIT K
FORM OF TENANT ESTOPPEL

TO:     [Purchaser name and address]

Re:    Lease between ___________________, a _________________, as tenant (“Tenant”) and __________________, a __________________________ (“Landlord”)

Ladies and Gentlemen:

This estoppel certificate is delivered by Tenant to ____________________ (“Purchaser”) in connection with its contemplated purchase of certain real property commonly known as the Commonwealth Building located in Portland, Oregon (“Property”) from Landlord. Tenant hereby certifies the following information to Landlord, Purchaser and any assignee of Purchaser who purchases the Property from Landlord, any lender that finances the acquisition of the Property on behalf of Purchaser or its assignee, and each of their respective successors and assigns (“Reliance Parties”). Each of the Reliance Parties may rely on the information set forth below in connection with its purchase of the Property or any loan secured by the Property, as applicable.

1.    Attached as Schedule 1 is a complete and accurate copy of the Lease and all amendments or modifications thereto (collectively, the “Lease”): [insert list of all lease documents].

2.    The Lease is in good standing and in full force and effect and has not been modified or amended, except as described in item #1 above, and has not been cancelled or terminated in whole or in part.

3.    The premises consist of ___________ square feet located on the _________ floor(s) of the building (the “Building”) located on the Property.

4.    The initial term of the Lease commenced on _________________________ and will terminate on ____________________. Tenant has no options to extend or terminate (apart from any termination right arising out of damage to or condemnation of the Property) the term of the Lease, except as follows: ___________________________________________________________________________________ [if space is left blank, the word “none” is deemed to have been inserted].

5.    Tenant has paid Landlord a security deposit under the Lease in the amount of $________ [or] has delivered to Landlord a letter of credit in the amount of $________. Apart from this security deposit, Landlord does not hold any advance payment of rents or any other form of rental or security deposit.

6.    Current base monthly rental under the Lease is $___________ which has been paid through and including _________________, 20__. Tenant’s pro rata share of the entire Property in which the Building is located, for purposes of allocating operating expenses and real estate taxes is ____%. Tenant is obligated to pay its prorata share of (Choose One/Strike Others):
Increases over base year 20__.
Increases over a stipulated amount per square foot ____/sf.
All operating expenses and real estate taxes (net lease).

Tenant is obligated to pay all other sums and additional rent as stated in the Lease and Tenant’s payments of such amounts are current.

7.    Tenant is not and, to the best knowledge of Tenant, Landlord is not in default under the Lease nor are there any existing conditions which, upon the giving of notice or lapse of time or both, would constitute a default under the Lease by Tenant or Landlord, and Tenant has no existing claims or defenses to enforcement of this Lease or any related guaranty.

8.    Landlord does not owe any amounts to Tenant. Tenant is not entitled to and does not claim any offsets or credits against the payment of rent due under the Lease now or in the future.

9.    Tenant has no options or rights of first refusal with respect to purchasing any interest in the Building or the Property.

10.    Tenant has no options or rights of first refusal with respect to renting additional space in the Building or at the Property, except as follows: _______________________________ ________________________ [if space is left blank, the word “none” is deemed to have been inserted].

11.    Tenant’s leasehold interest under the Lease has not been assigned, hypothecated, or pledged as security.

12.    The Lease and each and every term, condition, covenant and agreement, including, without limitation, the agreement to pay rent, are binding on the Tenant.

13.    There is no sublease of any portion of the Building or assignment of Tenant’s interest under the Lease currently in effect.

14.    The premises have been delivered to Tenant in the condition required under the Lease, Tenant has accepted and occupies the premises, and Landlord has fully completed all construction and improvements to the premises required to be completed by Landlord under the Lease. Landlord has fulfilled all obligations to finance or provide an allowance for improvements to the premises and no additional allowances will be due from Landlord.

EXECUTED and effective as of ___________, 20__

[insert signature block]

SCHEDULE 1 TO TENANT ESTOPPEL

COMPLETE COPY OF LEASE

[See Attached]

EXHIBIT L
EXISTING LEASING COSTS

TENANT	ALLOWANCE	PAID	BALANCE	NOTES
Quantum	$375,416.00	$242,350.83	$133,065.17
	$113,870.00	$0	$113,870.00	TT has right to amortize additional $113,870
Jack Olds	$100,034.00	$59,020.00	$41,014.00
City of Portland	$242,050.00	$ -	$242,050.00	TT has option to credit BR - $139,050 until Feb. 2018, has not elected to use to date
Renewable NW	$15,690.00	$ -	$15,690.00	TT can use as credit to BR before Nov. 2016
Colehour + Cohen	$19,044.00	$19,044.00	$ -
DLR	$128,900.00	$ -	$128,900.00	To be paid prior to close - all work nearly complete as of 4/21/16
Kennedy Jenks	$323,725.00	$323,725.00	$ -	Remaining TI paid out to tenant

L-1

EXHIBIT M
EXISTING COMMISSION AGREEMENTS

Leasing commission agreement between Jones Lang LaSalle Brokerage, Inc. and UPI Commonwealth LLC dated November 1, 2013, as further amended on October 30, 2014.

M-1

EXHIBIT N
SELLER DISCLOSURE ITEMS

Asbestos containing materials and other matters disclosed in the following reports:

•	Phase 1 Report conducted by APEX Environmental Consulting dated 7/22/13

•	Phase 1 Report conducted by APEX Environmental Consulting dated 11/3/15

•	Asbestos and Presumed Asbestos Containing Materials O&M Plan prepared by APEX Environmental Consulting dated May 2015 (document file date 12.15.15)

•	Asbestos and Presumed Asbestos Containing Materials O&M Plan prepared by APEX Environmental Consulting dated January 2016 (document file dated 2/17/16)

•	Asbestos Repair Drawings prepared by APEX Environmental Consulting dated 3/17/16 (document file dated April 2016)

Any matters related to curtain walls or building facade identified in the following report:

•	WJE Commonwealth Building Physical Condition Assessment – Exterior Cladding dated February 9, 2016 (WJE Job No. 206.0055)

N-1

EXHIBIT O
FORM OF TENANT NOTICE

VIA CERTIFIED MAIL, RETURN RECEIPT REQUESTED

___________________, 20__

________________________________

Re:    _____________________________________ (the “Property”)

Dear ___________________:

Please be advised that ____________________________________ [Seller] has sold the Property and assigned your lease to ______________________________, [Purchaser] a _______________ limited liability company. Consequently, _________________ [Purchaser] is now the “landlord” or “lessor” under your lease with respect to the Property. Effective immediately, rent checks should be made payable to ____________________ [Purchaser] and all rent payments should be sent to:

_________________________
_________________________
    _________________________ [Purchaser’s address]

All inquiries regarding your lease should be made to:

___________________________
___________________________
___________________________

Sincerely,

_____________________, [Seller]
a _________________

By:_________________________
Name: _____________________
Title: _____________________

O-1

EXHIBIT P
FORM OF SELLER PARENT GUARANTY

SELLER PARENT GUARANTY
Pursuant to Section 5.4 of that certain Purchase and Sale Agreement by and between UPI COMMONWEALTH LLC, a Delaware limited liability company (“Seller”), and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Original Purchaser”), as assigned by Original Purchaser to _______________, a Delaware limited liability company (“Purchaser”) pursuant to that certain Assignment and Assumption of Purchase Agreement, dated as of ___________, for the purchase and sale of a the property commonly known as the Commonwealth Building located in Portland, Oregon dated as of ______________, 2016 (as may be amended, “Purchase Agreement”), the undersigned (the “Guarantor”) by executing and delivering this instrument (“Guaranty”) does hereby absolutely and unconditionally guarantee, the payment and performance of all liabilities, obligations and duties imposed upon Seller under the Purchase Agreement with respect to breaches of covenants, representations and warranties made by Seller in the Purchase Agreement as if the Guarantor has executed the Purchase Agreement as Seller thereunder (collectively, the “Guaranteed Losses”).
Notwithstanding anything contained herein to the contrary, the maximum liability of the Guarantor under this Guaranty shall be $1,380,000. This Guaranty shall automatically terminate and have no further force and effect upon the later to occur of: (i) the expiration of the Survival Period (as defined in Section 5.4 of the Purchase and Sale Agreement), or (ii) the final, non-appealable adjudication of any action brought by Purchaser against Seller for a breach of any such covenant, representation or warranty, which action was first brought prior to the expiration of the Survival Period.
The Guarantor hereby waives:
(i) notice of acceptance of this Guaranty, and all other notices in connection herewith or in connection with the liabilities, obligations and duties guaranteed hereby, including notices of default by Seller under the Lease, and waives diligence, presentment and suit on the part of Purchaser in the enforcement of any liability, obligation or duty guaranteed hereby;
(ii) any obligation the Purchaser may have to disclose to the Guarantor any facts the Purchaser now or hereafter may know or have reasonably available to it regarding the Seller or its financial condition, whether or not the Purchaser has a reasonable opportunity to communicate such facts or has reason to believe that any such facts are unknown to the Guarantor or materially increase the risk to the Guarantor beyond the risk the Guarantor intends to assume hereunder. The Guarantor shall be fully responsible for keeping informed of the financial condition of the Seller and of all other circumstances bearing on the risk of non-payment or non‑performance of the Guaranteed Losses;
(iii) all diligence in collection of any of the Guaranteed Losses, any obligation hereunder, or any guaranty or other security for any of the foregoing;
(iv) the benefit of all appraisement, valuation, marshalling, forbearance, stay, extension, redemption, homestead, exemption and moratorium laws now or hereafter in effect;
(v) any defense based on the incapacity, lack of authority, death or disability of any other person or entity or the failure of the Purchaser to file or enforce a claim against the estate of any other person or entity in any administrative, bankruptcy or other proceeding;
(vi) any defense based on an election of remedies by the Purchaser, whether or not such election may affect in any way the recourse, subrogation or other rights of Guarantor against the Seller or any other person in connection with the Guaranteed Losses;
(vii) any defense based on the statute of limitations in any action hereunder or in any action for the collection of the Guaranteed Losses or the performance of any other obligation hereby indemnified;

(viii) any defense based on any claim that Guarantor’s obligations exceed or are more burdensome than those of Seller;
(ix) any defense based on any action taken or omitted by Purchaser in any bankruptcy or insolvency proceeding (“Bankruptcy Proceeding”), including any election to have Purchaser’s claim allowed as being secured, partially secured or unsecured, any extension of credit by Purchaser to Seller in any Bankruptcy Proceeding, and the taking and holding by Purchaser of any security for any such extension of credit;
(x) any defense which arises out of (a) the release or discharge of another guarantor by Purchaser or in connection with any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (b) the rejection or disaffirmance in any such proceeding of any of the Guaranteed Losses; (c) the impairment or modification of any of the Guaranteed Losses, or of any remedy for the enforcement thereof, or of the estate of one of the other guarantors in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (d) any disability or defense of one of the other guarantors; (e) the cessation of the liability of one of the other guarantors for any cause whatsoever; (f) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Guaranteed Losses, regardless of the amount received by the Purchaser in connection therewith; or (g) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty;
(xi) any right Guarantor may have to require Purchaser to proceed against Seller, proceed against or exhaust any security held by Purchaser, or pursue any other remedy in Purchaser’s power to pursue which Guarantor cannot pursue and which would lighten Guarantor’s burden; and
(xii) any rights arising because of Guarantor’s payment of any of the Guaranteed Losses, (a) against Seller, by way of subrogation of the rights of the Purchaser or otherwise, or (b) any other party obligated to pay any of the Guaranteed Losses, by way of contribution or reimbursement or otherwise.
Guarantor hereby represents and warrants to the Purchaser as follows: (a) Guarantor is duly organized, validly existing and in good standing under the laws of the state of its formation, and duly qualified and in good standing under the laws of each other state in which its activities require that it be qualified; Guarantor has executed and delivered this Guaranty pursuant to proper authority duly granted; (b) the execution, delivery and performance by the Guarantor of this Guaranty will not violate any presently existing law, regulation, order, writ, injunction or decree of any court or other governmental authority of any kind, or result in any default by Guarantor under any other document or agreement that is binding upon it; (c) each obligation under this Guaranty is legal, valid, binding and enforceable against Guarantor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency and other similar laws limiting the enforcement of creditor’s rights generally, and general principals of equity; (d) Guarantor is deriving a material financial benefit from the transactions contemplated by the Purchase Agreement; (e) Guarantor is not in default under any agreement, the effect of which could materially adversely affect performance of its obligations under this Guaranty, and there are no actions, suits or proceedings pending or, to the best of its knowledge, threatened against Guarantor before any court or any other governmental authority of any kind which could materially adversely affect performance of its obligations under this Guaranty; and (f) Guarantor (i) is solvent on the date hereof and will not become insolvent as a result of the obligations incurred under this Guaranty; (ii) is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which the property of Guarantor is an unreasonably small amount of capital; and (iii) has not intended to incur, does not intend to incur, and does not believe that it is incurring, obligations that would be beyond Guarantor’s ability to pay as such obligations mature.
The Guarantor covenants and agrees as follows:

(1) If at any time any part of any payment (or other transfer of any property) previously applied by the Purchaser to any of the Guaranteed Losses or otherwise received by the Purchaser is rescinded, avoided or returned by the Purchaser for any reason, including the insolvency, bankruptcy or reorganization of Seller, Guarantor or any other party, such Guaranteed Losses shall be deemed to have continued in existence to the extent that such payment or other transfer is rescinded, avoided or returned, and this Guaranty shall be reinstated as to such Guaranteed Losses as though such prior application or transfer by the Purchaser had not been made or otherwise taken into account. This provision shall survive the payment and satisfaction of either or both of the Guaranteed Losses and this Guaranty as well as the delivery of any instruments of release, satisfaction or termination that may be delivered in connection with this Guaranty;
(2) The Purchaser may from time to time, in its sole discretion and without notice to Guarantor, take any of the following actions without in any way affecting the obligations of Guarantor: (a) obtain a security interest in any property to secure any of the Guaranteed Losses or any obligation hereunder; (b) obtain the primary or secondary obligation of any additional obligor or obligors with respect to any of the Guaranteed Losses; (c) extend, modify, subordinate, or exchange any of the Guaranteed Losses; (d) modify, subordinate, exchange or release its security interest in any part of any property securing any of the Guaranteed Losses or any obligation hereunder, or extend, modify, subordinate, exchange or release any obligations of any obligor with respect to any such property; (e) alter the manner or place of payment of the Guaranteed Losses; (f) enforce this Guaranty against Guarantor for payment of any of the Guaranteed Losses, whether or not the Purchaser shall have (i) proceeded against Seller or any other party primarily or secondarily obligated with respect to any of the Guaranteed Losses, or (ii) resorted to or exhausted any other remedy or any other security or collateral; and (g) foreclose on, take possession of or sell any of the collateral or security for the Guaranteed Losses or enforce any other rights under the Purchase Agreement;
(3) The Purchaser may from time to time in its sole discretion release Seller from any of the Guaranteed Losses without notice to Guarantor or any other party and without in any way releasing or affecting the liability of Guarantor;
(4) The obligations of the Guarantor hereunder shall not be affected by any of the following: (a) the release or discharge of Seller in any creditors’, receivership, bankruptcy, reorganization, insolvency, or other proceeding; (b) the rejection or disaffirmance in any such proceeding of any of the Guaranteed Losses; (c) the impairment or modification of any of the Guaranteed Losses, or of any remedy for the enforcement thereof, or of the estate of Seller in bankruptcy, resulting from any present or future federal or state bankruptcy law or any other law of any kind or from the decision or order of any court or other governmental authority; (d) any disability or defense of Seller; (e) the cessation of the liability of Seller for any cause whatsoever; (f) any sale, assignment, transfer or other conveyance (including any conveyance in lieu of foreclosure or any collateral sale pursuant to the Uniform Commercial Code) of any of the security for any of the Guaranteed Losses, regardless of the amount received by the Purchaser in connection therewith; or (g) any disability or defense of any kind now existing of Guarantor with respect to any provision of this Guaranty; and
(5) The Purchaser shall have no obligation to obtain, perfect or retain a security interest in any property to secure any of the Guaranteed Losses or this Guaranty, or to protect or insure any such property.
The Guarantor acknowledges that its obligations hereunder are present, absolute, unconditional and irrevocable, irrespective of: (A) the enforceability of the Guaranteed Losses or any document or instrument evidencing all or any part of the Guaranteed Losses; (B) Purchaser’s failure for any reason whatsoever to collect the Guaranteed Losses from Seller or Purchaser’s failure to take any other action to enforce the same; (C) Purchaser’s waiver of or consent with respect to any provision of any instrument or document evidencing the Guaranteed Losses or any part thereof, or any other agreement now or hereafter executed by Seller and delivered to Purchaser on account of the Guaranteed Losses; (D) Purchaser’s failure to take any steps to perfect, maintain or enforce its liens, security interest or mortgage in, or to preserve its rights to or concerning, any security or collateral for the Guaranteed Losses; or (E) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor or surety.
The Guarantor further agrees that suit may be brought and maintained against the Guarantor by Purchaser to enforce any liability, obligations or duty guaranteed hereby without joinder of Seller or any other person. Purchaser and Seller, without notice to or consent by the Guarantor, may at any time or times enter into such extensions, amendments, assignments, subleases, or other covenants with respect to the Purchase Agreement as they may deem appropriate, and the Guarantor shall not be released thereby, but shall continue to be fully liable for the payment and performance of all liabilities, obligations and duties of Seller under the Purchase Agreement as so extended, amended, assigned or otherwise modified.
The Guarantor agrees that if Purchaser shall employ an attorney to present, enforce or defend all of Purchaser's rights or remedies hereunder, the Guarantor shall pay any reasonable attorneys' fees incurred by Purchaser in such connection.
This Guaranty shall be binding upon the Guarantor and the successors and assigns of the Guarantor, and shall inure to the benefit of Purchaser and Purchaser's successors and assigns.
For so long as this Guaranty shall remain in effect, Guarantor shall maintain a net worth (as determined in accordance with generally accepted accounting principles) of no less than Five Million Dollars ($5,000,000).

[SIGNATURE FOLLOWS ON THE NEXT PAGE]

EXECUTED AND DELIVERED as of __________________, 2016

UNICO PARTNERS I REIT LLC, a Delaware
limited liability company

By:	Unico Partners I LP, a Delaware limited
partnership, Manager

By:	Unico Partners I GP LLC, a Delaware
limited liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By: _______________________________
Name: _____________________________
Title: ______________________________

EXHIBIT Q
FORM OF SELLER’S CERTIFICATE

SELLER’S CERTIFICATE

On this ____ day of __________, 20___, UPI COMMONWEALTH LLC, a Delaware limited liability company, as Seller (“Seller”) under that certain Purchase and Sale Agreement (“Agreement”), dated as of ____________, 2016 (“Contract Date”), by and between Seller and KBS CAPITAL ADVISORS LLC, a Delaware limited liability company (“Purchaser”), hereby certifies to Purchaser that as of the date hereof all of the representations and warranties made by Seller to Purchaser in Section 16.1 of the Agreement as of the Contract Date remain true and correct in all material respects, except as follows:
[Insert updates as necessary.]
Notwithstanding the foregoing, the representations, warranties and certification contained in this Seller’s Certificate are hereby made by Seller to the standard of knowledge, if any, contained in the Agreement for the applicable representations, warranties or certification and subject to all of the terms, conditions and limitations contained in Section 5 of the Agreement.

SELLER:	UPI COMMONWEALTH LLC,
a Delaware limited liability company

By:	Unico Partners I REIT LLC, a Delaware
limited liability company, Manager

By:	Unico Partners I LP, a Delaware limited
partnership, Manager

By:	Unico Partners I GP LLC, a Delaware limited
liability company, General Partner

By:	Unico Investment Group LLC, a
Delaware limited liability company,
Sole Member

By: _______________________________
Name: _____________________________
Title: ______________________________

Q-1

EXHIBIT R
FORM OF PARKING ESTOPPEL CERTIFICATE

ESTOPPEL CERTIFICATE
April __, 2016
KBSGI 421 SW 6th Avenue, LLC, and its successors and assigns
800 Newport Center Drive, Suite 700
Newport Beach, California 92660
Attention: Clint Copulos

Re:	Assignment and Transfer of Preservation Parking Rights and Subscription Agreement
Ladies and Gentlemen:
The undersigned, BPM Associates (1995), LLC, an Oregon limited liability company (the “Garage Owner”), is the Garage Owner under that certain Assignment and Transfer of Preservation Parking Rights and Subscription Agreement (the “Parking Agreement”) dated October 6, 2015, a Memorandum of which was recorded October 20, 2015, as Recording No. 2015-136740 in the Multnomah County Official Records, Oregon. Unless expressly defined herein, all capitalized terms used herein shall have the meaning ascribed to such terms in the Parking Agreement.
The Garage Owner has been advised that, pursuant to that certain Purchase and Sale Agreement (“Purchase Agreement”) dated ________, 2016, between you (“KBS”) and UPI Commonwealth LLC, a Delaware limited liability company (“UPI”), you are or may be purchasing the improved real property (the “Property”) described as the Commonwealth Building, 421 SW 6th Avenue, Portland Oregon. If the purchase of the Property by KBS occurs, as required by Section 5.3 of the Parking Agreement, UPI would assign the Parking Agreement to KBS and KBS would succeed to the rights of UPI under the Parking Agreement, including, without limitation, the Permits referenced in Paragraph 5 below.
You have advised Garage Owner that you require, as a condition to your purchase of the Property, and in consideration of such purchase, that the Garage Owner provide you with certain assurances regarding the status of the Parking Agreement. Accordingly, the Garage Owner, as the “Garage Owner” under the Parking Agreement, and as an inducement for you to purchase the Property, hereby represents and warrants to you that as of the date of this Estoppel Certificate:
1.True, Correct and Complete Copy of Parking Agreement. The document attached hereto as Exhibit A constitutes a true, correct and complete copy of the Parking Agreement; the Parking Agreement is in full force and effect and there are no amendments or modifications thereto.
2.
    No Defaults under Parking Agreement. The Garage Owner has no knowledge of any existing breach or default under any provision of the Parking Agreement by UPI, nor does the Garage Owner have knowledge of any condition that, with the passage of time or the giving of notice or both, would constitute a breach or default under any provision of the Parking Agreement by UPI.
3.
    Satisfaction of Conditions under Parking Agreement. Each and every covenant, condition and obligation contained in the Parking Agreement (including, without limitation, the timely payment of

R-1

all parking charges) required to be performed or satisfied with respect to the Property as of the date hereof have been satisfied or approved and/or waived by the Garage Owner, as applicable.
4.
    Parking Garage and Preservation Parking Rights. Garage Owner owns the 485-stall parking structure (“Garage”) located at 620 SW Washington Street, Portland Oregon, which is legally described as Lots 1-4, Block 177. UPI has assigned and transferred to Garage Owner, and Garage Owner has accepted from UPI, a total of 144 Preservation Parking Rights for the purposes of parking in the entire Garage, on a non-exclusive basis, in accordance with the terms and provisions of the Parking Agreement.
5.
    Permits. On the terms and conditions set forth in the Parking Agreement, UPI or any subsequent owner of the Property (which includes KBS following its acquisition of the Property) has the right to obtain or make available to their employees, tenants, and employees of tenants from time to time up to 144 Permits. As of the date hereof, the number of Permits purchased by all Permit Holders under the Parking Agreement is ___.
6.
    Monthly Parking Rates and Hourly Charges. In accordance with the provisions of Section 1.5 of the Parking Agreement, the current monthly parking rates being charged at the Garage to all monthly parkers is $________ per month. As of the date hereof, parking passes allowing for after-hours access are not being offered for sale, however, the Garage is open and available for public parking at all times on an hourly basis. The current hourly rate is $_________ per hour between the hours of 12 a.m. to 4 p.m. and $_______ per hour between the hours of 4 p.m. to 12 a.m., with a maximum per day charge of $______ per day.
The acknowledgments, agreements and certifications contained in this Estoppel Certificate may be relied upon by you (and your lenders) and by any assignee or successor of your interest in the Property (and their respective lenders) or by any other person owning an interest in the Property and shall bind the Garage Owner.

[Signature Page to Follow]

R-2

Sincerely,

BPM Associates (1995), LLC,
an Oregon limited liability company

By:     _______________________________________
Name:     _______________________________________
Its:     _______________________________________